SCHEDULE 14A

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The Charles Schwab Corporation

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2012 Proxy Statement

March 30, 2012

Dear Fellow Stockholders,

We cordially invite you to attend our 2012 Annual Meeting of Stockholders to be held on Thursday, May 17, 2012, at 2:00 p.m. Pacific Time. We are pleased to host our annual meeting as a virtual event at www.schwabevents.com/corporation. You also may attend the meeting in person at 211 Main Street, San Francisco, California. If you plan to attend the meeting virtually via the internet or in person, please follow the registration instructions as outlined in this proxy statement.

At the annual meeting, we will conduct the items of business outlined in this proxy statement. We also will report on our corporate performance in 2011 and answer your questions.

Your vote is important. We encourage you to read this proxy statement carefully and to vote your shares as soon as possible, even if you plan to attend the meeting. Voting instructions are contained on the proxy card or voting instruction form that you received with this proxy statement.

We look forward to your participation.

Sincerely,

CHARLES R. SCHWAB	WALTER W. BETTINGER II
CHAIRMAN	PRESIDENT AND CHIEF EXECUTIVE OFFICER

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PROXY SUMMARY

This summary highlights information contained elsewhere in the proxy statement. This summary does not contain all of the information that you should consider, and you should review all of the information contained in the proxy statement before voting.

ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, May 17, 2012
Time:	2:00 p.m., Pacific Time
Location:	www.aboutschwab.com/corporation or
211 Main Street, San Francisco, California
Record Date:	March 19, 2012
Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote.
Registration:	Please follow the advance registration instructions contained in the proxy statement on page 1.

VOTING PROPOSALS

	Board Recommendation	Page
Election of Directors
Nancy H. Bechtle	For	2
Walter W. Bettinger II	For	2
C. Preston Butcher	For	2
Ratification of Independent Auditors	For	13
Advisory Approval of Named Executive Officer Compensation	For	16
Proposal to amend Certificate of Incorporation and Bylaws to Declassify the Board	For	46
Stockholder Proposal on Political Contributions	Against	51
Stockholder Proposal to amend Bylaws regarding Proxy Access	Against	52

DIRECTOR NOMINEES

We ask that you vote for the election of Nancy H. Bechtle, Walter W. Bettinger II, and C. Preston Butcher. The following table provides summary information on these nominees; complete biographical information is contained in the proxy statement.

Name	Age	Director Since	Occupation	Skills	Independent	Committees
Nancy H. Bechtle	74	1992	Chairman, Sugar Bowl Corporation	Finance Leadership	X	Nominating Compensation

Walter W. Bettinger II	51	2008	President and Chief Executive Officer, The Charles Schwab Corporation	Financial Services Leadership Strategic

C. Preston Butcher	73	1988	Chairman and Chief Executive Officer, Legacy Partners	Finance Leadership	X	Nominating Audit

INDEPENDENT AUDITORS

We ask that you ratify the appointment of Deloitte & Touche LLP and the member firms of Deloitte Touche Tohmatsu (collectively referred to as “Deloitte”) as the company’s independent registered public accounting firm for the 2012 fiscal year. While the Audit Committee has the sole authority to retain the independent auditors, we are asking for your ratification as part of the Audit Committee’s evaluation process of the independent registered public accounting firm for the next fiscal year.

Fees for services provided by Deloitte in the last two fiscal years were:

	2011	2010
	(amounts in millions)
Audit Fees	$5.2	$4.4

Audit-Related Fees	1.8	1.8

Tax Fees	0.1	0.1

All Other Fees	None	None

Total	$7.1	$6.3

EXECUTIVE COMPENSATION

We ask you to approve on an advisory basis the compensation of our named executive officers, i.e., the Chief Executive Officer, the Chief Financial Officer, and the next three most highly compensated executive officers. The advisory approval of named executive officer compensation is required by federal law, and while the vote is not binding, the Compensation Committee considers the vote as part of its evaluation of executive compensation programs.

2011 Executive Compensation Highlights

In 2011, our management team continued to position the company for future growth, invest in clients, and sustain expense discipline, which resulted in a pretax profit margin of 29.7% and return on stockholders’ equity of 12%.

The company’s compensation programs are designed to link pay to the long-term performance of the company. Key elements of compensation include:

Element	Form	Terms	Objectives

Base Salary	• Cash	• Reviewed annually	• Attract, motivate and retain executives

Annual Incentives	• Cash	• Subject to satisfaction of performance criteria	• Attract, motivate and retain executives • Link pay with individual performance • Link pay with company financial performance

Long-Term Incentives	• Performance-based restricted stock units	• Restricted stock units vest 25% per year subject to satisfaction of performance criteria	• Attract, motivate and retain executives • Link pay with individual performance

	• Stock options	• Stock options generally vest 25% per year and have a 10 year term	• Link pay with company financial performance • Align with long-term interests of stockholders

In 2011, the target for annual incentive compensation was set at earnings per share levels achieved prior to the onset of the financial crisis. Financial performance in 2011 supported a payout below this aggressive target, at 78% of the target award. The performance goal for performance-based restricted stock units was set as return on equity exceeding the cost of equity to align the executives’ interests with long-term interests of stockholders. These units vest only if the performance goals are satisfied for the annual performance period or the cumulative four-year performance period.

Summary compensation information for the named executive officers in 2011 is contained in the following table. As discussed in the proxy statement, these amounts are presented in accordance with accounting assumptions and Securities and Exchange Commission rules, and the amount that the executive actually receives may vary substantially from what is reported in the equity columns of the table.

2011 SUMMARY COMPENSATION

Name and Principal Position	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Walter W. Bettinger II PRESIDENT AND CHIEF EXECUTIVE OFFICER	900,000	1,950,000	4,550,000	2,632,500	71,877	10,104,377

Joseph R. Martinetto CHIEF FINANCIAL OFFICER	497,667	390,000	910,000	582,269	19,564	2,399,500

Benjamin L. Brigeman EXECUTIVE VICE PRESIDENT – INVESTOR SERVICES	543,500	450,000	1,050,000	741,877	21,627	2,807,004

James D. McCool EXECUTIVE VICE PRESIDENT – INSTITUTIONAL SERVICES	522,667	420,000	980,000	713,440	47,462	2,683,569

Charles R. Schwab CHAIRMAN	500,000	900,000	2,100,000	975,000	42,979	4,517,979

OTHER PROPOSALS

For a description of our proposal regarding declassification of the Board of Directors and the two stockholder proposals, and our reasons for our recommendation on each proposal, please see the information contained within the proxy statement.

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NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

The 2012 Annual Meeting of Stockholders of The Charles Schwab Corporation will be held as a virtual event on Thursday, May 17, 2012, at 2:00 p.m. Pacific Time, at www.schwabevents.com/corporation. You also may attend in person at 211 Main Street, San Francisco, California. At the annual meeting, we will conduct the following items of business:

•	elect three directors for three-year terms,

•	vote to ratify the selection of independent auditors,

•	vote for the approval, on an advisory basis, of compensation of named executive officers,

•	vote to amend the certificate of incorporation and bylaws to declassify the board,

•	vote on two stockholder proposals, and

•	consider any other business properly coming before the meeting.

Stockholders who owned shares of our common stock at the close of business on March 19, 2012 are entitled to attend and vote at the meeting and any adjournment or postponement of the meeting. A complete list of registered stockholders will be available prior to the meeting at our principal executive offices at 211 Main Street, San Francisco, California 94105.

By Order of the Board of Directors,

CARRIE E. DWYER
EXECUTIVE VICE PRESIDENT,
GENERAL COUNSEL AND
CORPORATE SECRETARY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Stockholders to be Held on May 17, 2012. The proxy statement and annual report to security holders are available in the “Investor Relations” section of our web site at

www.aboutschwab.com.

Your Vote is Important

Please vote as promptly as possible by following the instructions on your proxy card or voting instruction form. If you plan to attend the meeting virtually via the internet or in person, you must register by following the instructions contained in the “Information about the Annual Meeting”

section of this proxy statement.

INFORMATION ABOUT THE ANNUAL MEETING

The Board of Directors is sending these proxy materials to you on or about March 30, 2012. Stockholders who owned the company’s common stock at the close of business on March 19, 2012 may attend and vote at the annual meeting. Each share is entitled to one vote. There were          shares of common stock outstanding on March 19, 2012.

How do I register for the annual meeting?

You must register in advance to attend the annual meeting in person or virtually via the internet. While you may watch the webcast without registering, you will not be able to access the area of the website where you can ask questions and vote if you do not register.

To register to attend the annual meeting in person or virtually via the internet, please go to:

www.schwabevents.com/corporation.

You will be asked to provide your name, complete mailing address, email address and proof that you own Schwab shares (such as the Schwab account number in which you hold the shares, or the name of the broker and number of shares that you hold in an account outside of Schwab).

You also may write the Assistant Corporate Secretary at the address in the “Corporate Governance Information” section of this proxy statement or call the Assistant Corporate Secretary at (415) 667-9979 if you plan to attend the in-person meeting.

How may I vote shares at the annual meeting?

If you plan to vote at the annual meeting and your shares are held in “street name” (e.g., through a bank or broker), you will need a legal proxy to vote your shares at the annual meeting. You may obtain a legal proxy from your bank or broker. If you plan to vote at the virtual meeting, please send your legal proxy to our transfer agent, Wells Fargo Bank, N.A., by fax to (651) 450-4026 or email to wfssproxyteam@wellsfargo.com. If you plan to vote at the in-person meeting, you may bring the legal proxy with you.

If you hold shares registered in your name (e.g., in certificate form), you will not need a legal proxy to vote your shares.

How do I access the virtual annual meeting?

To access the virtual annual meeting, please go to:

www.schwabevents.com/corporation.

If you register in advance to attend the annual meeting, we will email you information on how to access the area of the virtual meeting where you will be able to submit questions and vote.

How do I attend the in-person meeting?

If you plan to attend the in-person meeting, in accordance with our security procedures, you will be asked to present picture identification to enter the meeting. Attendance at the annual meeting is limited to stockholders or one named representative of a stockholder. Seating is limited and, therefore, admission to the annual meeting is on a first-come, first-served basis. If you will be naming a representative to attend the meeting on your behalf, the name, address and telephone number of that individual must also be provided.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Nominees for directors this year are:

•	Nancy H. Bechtle

•	Walter W. Bettinger II

•	C. Preston Butcher

Each nominee is presently a director of the company and has consented to serve a three-year term. Biographical information about each of the nominees is contained in the following section.

MEMBERS OF THE BOARD OF DIRECTORS

NANCY H. BECHTLE

DIRECTOR SINCE 1992

Ms. Bechtle, age 74, served as President and Chief Executive Officer of the San Francisco Symphony from 1987 until 2001 and has served as a member of the San Francisco Symphony Board of Governors since 1984. She was a director and Chief Financial Officer of J.R. Bechtle & Co., an international consulting firm, from 1979 to 1998. Ms. Bechtle has served as Chairman and a director of Sugar Bowl Corporation, a ski resort operator, since 1998. She was appointed a director of the Presidio Trust in 2008 and currently serves as its Chairman. She also served as a director of the National Park Foundation from 2002 until 2008 and was its Vice Chairman from 2005 until 2008. Ms. Bechtle is a nominee for election this year.

Ms. Bechtle brings leadership skills and financial experience to the board, having served as Chief Financial Officer of J.R. Bechtle & Co., Chairman of Sugar Bowl Corporation and Chief Executive Officer of the San Francisco Symphony. She has deep knowledge of the company and its business, having served on our board since 1992.

WALTER W. BETTINGER II

DIRECTOR SINCE 2008

Mr. Bettinger, age 51, has served as President and Chief Executive Officer of The Charles Schwab Corporation and a member of the Board of Directors since 2008. He also serves as Chief Executive Officer and a member of the Board of Directors of Charles Schwab Bank and Charles Schwab & Co., Inc., and as a trustee of The Charles Schwab Family of Funds, Schwab Investments, Schwab Capital Trust, Schwab Annuity Portfolios, Laudus Trust, Laudus Institutional Trust, and Schwab Strategic Trust, all registered investment companies. Prior to assuming his current role, he served as President and Chief Operating Officer of the company. He also served as Executive Vice President and President – Schwab Investor Services from 2005 until 2007, Executive Vice President and Chief Operating Officer – Individual Investor Enterprise from 2004 until 2005, Executive Vice President and President – Corporate Services from 2002 until 2004 and Executive Vice President and President – Retirement Plan Services from 2000 until 2002. Mr. Bettinger joined the company in 1995 as part of the acquisition of The Hampton Company, which he founded in 1983. Mr. Bettinger is a nominee for election this year.

Mr. Bettinger has significant financial services experience, having served in a senior executive role overseeing sales, service, marketing and operations. As Chief Executive Officer of the company, Mr. Bettinger works closely with the board in evaluating and enhancing the strategic position of the company.

C. PRESTON BUTCHER

DIRECTOR SINCE 1988

Mr. Butcher, age 73, has been Chairman and Chief Executive Officer of Legacy Partners (formerly Lincoln Property Company N.C., Inc.), a real estate development and management firm, since 1998 and Chairman of the Board, Chief Executive Officer and Director of KBS Legacy Partners Apartment REIT, Inc., a real estate investment trust, since 2009. Mr. Butcher served as President, Chief Executive Officer and Regional Partner of Lincoln Property Company N.C., Inc. from 1967 until 1998. He is a director of Northstar Realty Finance Corp. Mr. Butcher is a nominee for election this year.

Mr. Butcher brings leadership skills and experience in complex financial transactions to the board as Chairman and Chief Executive Officer of Legacy Partners. He has deep knowledge of the company and its business, having served on our board since 1988.

FRANK C. HERRINGER

DIRECTOR SINCE 1996

Mr. Herringer, age 69, has been Chairman of the Board of Transamerica Corporation, a financial services company, since 1996. He served as Chief Executive Officer of Transamerica from 1991 to 1999 and President from 1986 to 1999, when Transamerica was acquired by AEGON N.V. From the date of the acquisition until 2000, Mr. Herringer served on the Executive Board of AEGON N.V. and as Chairman of the Board of AEGON USA, Inc. Mr. Herringer is also a director of AEGON U.S. Corporation, the holding company for AEGON N.V.’s operations in the United States, Amgen Inc., a biotechnology company, Safeway, Inc., a food and drug retailer, and Cardax Pharmaceuticals, a biotechnology company. Mr. Herringer’s term expires in 2014.

Mr. Herringer brings public company knowledge and leadership experience to the board, having served as Chief Executive Officer of Transamerica, and his service at Transamerica and AEGON contribute to his knowledge of the financial services industry. Mr. Herringer brings insights to our board from his service on other public company boards.

STEPHEN T. MCLIN

DIRECTOR SINCE 1988

Mr. McLin, age 65, has been Chairman and Chief Executive Officer of STM Holdings LLC, which offers merger and acquisition advice, since 1998. From 1987 until 1998, he was President and Chief Executive Officer of America First Financial Corporation, a finance and investment banking firm, and parent of EurekaBank. Before that, he was an Executive Vice President of Bank of America. Mr. McLin is an advisory director of Headwaters MB, a merchant bank, and Financial Technology Ventures, a private equity fund. Mr. McLin’s term expires in 2014.

Mr. McLin brings leadership experience to the board, having served as Chief Executive Officer of America First Financial Corporation and having extensive knowledge of the financial services industry through his experience at STM Holdings, LLC, America First Financial Corporation and Bank of America. His financial expertise is critical for his role as Audit Committee Chairman.

ARUN SARIN

DIRECTOR SINCE 2009

Mr. Sarin, age 57, served as Chief Executive Officer of Vodafone Group Plc, a mobile telecommunications company, from 2003 until his retirement in 2008. Beginning in 1984, he held a variety of management positions with Pacific

Telesis Group, a telecommunications company, and AirTouch Communications, Inc., a wireless telecommunications company, which was spun off from Pacific Telesis Group in 1994. He was appointed President and Chief Operating Officer of AirTouch in 1997. In 1999, Mr. Sarin was appointed Chief Executive Officer of Vodafone’s US/AsiaPacific region. He left Vodafone in 2000 to become Chief Executive Officer of Infospace, Inc., an information technology company. From 2002 until 2003, he served as Chief Executive Officer of Accel-KKR Telecom, a private equity firm. He served as a non-executive director of the Court of the Bank of England from 2005 until May 2009. He currently serves as senior advisor for KKR. Mr. Sarin is a director of Cisco Systems, Inc., a networking and communications technology company, and Safeway, Inc., a food and drug retailer. Mr. Sarin’s term expires in 2013.

Mr. Sarin brings public company knowledge and leadership experience to the board, having served as President and Chief Operating Officer of AirTouch Communications, Inc. and Chief Executive Officer of Vodafone Group Plc. He brings insights to our board from his service on other public company boards.

CHARLES R. SCHWAB

DIRECTOR SINCE 1986

Mr. Schwab, age 74, has been Chairman and a director of The Charles Schwab Corporation since its incorporation in 1986. Mr. Schwab served as Chief Executive Officer of the company from 1986 to 1997 and from 2004 until 2008. He served as Co-Chief Executive Officer of the company from 1998 to 2003. Mr. Schwab was a founder of Charles Schwab & Co., Inc. in 1971, has been its Chairman since 1978, and served as its Chief Executive Officer from 2004 until 2008. Mr. Schwab is Chairman of Charles Schwab Bank and Chairman and trustee of The Charles Schwab Family of Funds, Schwab Investments, Schwab Capital Trust, Schwab Annuity Portfolios, Laudus Trust and Laudus Institutional Trust, all registered investment companies. Mr. Schwab’s term expires in 2013.

Mr. Schwab is the founder of the company, was the Chief Executive Officer of the company, and has been the Chairman since its inception. His vision continues to drive the company’s growth.

PAULA A. SNEED

DIRECTOR SINCE 2002

Ms. Sneed, age 64, is Chairman and Chief Executive Officer of Phelps Prescott Group, LLC, a strategy and management consulting firm. She served as Executive Vice President, Global Marketing Resources and Initiatives, of Kraft Foods, Inc., a global food and beverage company, from 2005 until her retirement in 2006; Senior Vice President, Global Marketing Resources and Initiatives from 2004 to 2005; and Group Vice President and President of E-Commerce and Marketing Services for Kraft Foods North America, part of Kraft Foods, Inc., from 2000 until 2004. She joined General Foods Corporation (which later merged with Kraft Foods) in 1977 and held a variety of management positions, including Chief Marketing Officer, Executive Vice President and President Desserts division, and Executive Vice President and President eCommerce division. Ms. Sneed is a director of Airgas, Inc., a national distributor of industrial, medical and specialty gases and related equipment, and TE Connectivity, Ltd., a manufacturer of engineered electronic components, network solutions, wireless systems and telecommunications systems. Ms. Sneed’s term expires in 2013.

Ms. Sneed brings marketing skills and general management and leadership experience to the board, having served as Executive Vice President, Global Marketing Resources and Initiatives, of Kraft Foods, her other management positions at Kraft, and as Chairman and Chief Executive Officer of Phelps Prescott Group. She brings insights to our board through her service on other public company boards.

ROGER O. WALTHER

DIRECTOR SINCE 1989

Mr. Walther, age 76, has served as Chairman and Chief Executive Officer of Tusker Corporation, a real estate and business management company, since 1997. He served as Chairman and Chief Executive Officer of ELS Educational Services, Inc., a provider in the United States and internationally of courses in English as a second language, between 1992 and 1997. Mr. Walther was President, Chief Executive Officer and a director of AIFS, Inc., which designs and markets educational and cultural programs internationally, from 1964 to 1993. Mr. Walther served as Chairman and a director of First Republic Bank from 1985 until 2007. Mr. Walther’s term expires in 2014.

Mr. Walther brings public company knowledge, leadership, and financial services industry experience to the board, having served as Chairman and Chief Executive Officer of Tusker Corporation, Chairman and a director of First Republic Bank, Chief Executive Officer of ELS Educational Services, Inc. and Chief Executive Officer of AIFS, Inc.

ROBERT N. WILSON

DIRECTOR SINCE 2003

Mr. Wilson, age 71, is Chairman of MEVION Medical Systems (formerly Still River Systems), a medical device company. Mr. Wilson was Chairman of Caxton Health Holdings, LLC, a healthcare-focused investment firm, from 2004 through 2007, and was Vice Chairman of the board of directors of Johnson & Johnson, a manufacturer of health care products, from 1989 until 2003. Mr. Wilson joined Johnson & Johnson in 1964. Mr. Wilson is also a director of Hess Corporation, an integrated oil and gas company, and Synta Pharmaceuticals Corporation, a bio-pharmaceutical company. Mr. Wilson’s term expires in 2014.

Mr. Wilson brings public company knowledge and leadership experience to the board, having served as Vice Chairman of Johnson & Johnson, Chairman of MEVION Medical Systems, and Chairman of Caxton Health Holdings. He brings insights to our board as a director of other public company boards.

DIRECTOR INDEPENDENCE

We have considered the independence of each member of the board in accordance with New York Stock Exchange corporate governance standards. To assist us in our determination, we also adopted general guidelines for independence. The guidelines for independence are available on the company’s website at www.aboutschwab.com/governance.

Based on our guidelines and New York Stock Exchange corporate governance standards, we have determined that the following directors are independent: Nancy H. Bechtle, C. Preston Butcher, Frank C. Herringer, Stephen T. McLin, Arun Sarin, Paula A. Sneed, Roger O. Walther, and Robert N. Wilson.

In determining independence, the Board of Directors considers broadly all relevant facts and circumstances regarding a director’s relationships with the company. All non-employee directors receive compensation from the company for their service as a director, as disclosed in the section “Director Compensation,” and are entitled to receive reimbursement for their expenses in traveling to and participating in board and committee meetings. As disclosed in the “Transactions with Related Persons” section of this proxy statement, some directors and entities with which they are affiliated have credit transactions with the company’s banking and brokerage subsidiaries, such as mortgage loans, revolving lines of credit, or other extensions of credit. These transactions with directors and their affiliates are made in the ordinary course of business and to the extent permitted by the Sarbanes-Oxley Act of 2002. Such transactions are on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the lender and do not involve more than the normal risk of collectability or present other unfavorable features.

In addition to the relationships outlined above, the board considered the following types of relationships for the following directors:

•	Nancy H. Bechtle: The director serves as a director of a nonprofit organization to which the company, its affiliates or its charitable foundation have made donations.

•	C. Preston Butcher: The director’s spouse serves as a director of a nonprofit organization to which the company, its affiliates or its charitable foundation have made donations.

•	Frank C. Herringer: The director’s spouse serves as a director of a nonprofit organization to which the company, its affiliates or its charitable foundation have made donations.

•	Stephen T. McLin: The director’s son is employed by the company in a non-executive officer, non-managerial capacity.

•	Paula A. Sneed: The director serves as a director of a nonprofit organization to which the company, its affiliates or its charitable foundation have made donations.

CORPORATE GOVERNANCE INFORMATION

Board Leadership

The Chairman of the Board is Charles R. Schwab. The Chairman and Chief Executive Officer roles are split, and Mr. Bettinger serves as Chief Executive Officer. The Chairman of the Board approves the agenda for board meetings and leads the board in its discussions. Mr. Schwab and Mr. Bettinger, as the only two management directors, do not participate in sessions of non-management directors. As provided in our Corporate Governance Guidelines, non-management directors meet regularly in executive session without management. The Chairman of the Nominating and Corporate Governance Committee presides over the executive sessions of non-management directors. Mr. Herringer, as chairman of the Nominating and Corporate Governance Committee in 2011, led the non-management directors in executive session.

The board has three standing committees (Audit, Compensation, and Nominating and Corporate Governance) that are composed entirely of independent directors and are chaired by independent directors. Given the role and scope of authority of these committees, and that 80% of the board is composed of independent directors, the board believes that its leadership structure, with the Chairman of the Board leading board discussions, and the Chairman of the Nominating and Corporate Governance Committee leading non-management executive sessions, is appropriate.

Risk Oversight

As part of its oversight functions, the Board of Directors is responsible for oversight of risk management at the company. Responsibility for oversight of risk management is delegated to the Audit Committee, which reviews with management the company’s major risk exposures and the steps management has taken to monitor and control such exposures, including the company’s risk assessment and risk management policies. The Compensation Committee, as described in the Compensation Discussion and Analysis, separately reviews the compensation program with respect to incentives for risk-taking by employees. For further discussion of risk management at the company, please see “Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations – Risk Management” of the company’s Form 10-K for the period ended December 31, 2011.

Board Structure and Committees

The authorized number of directors is currently ten and the company has ten directors. Three directors are nominees for election this year and seven directors will continue to serve the terms described in their biographies.

Directors currently serve staggered terms. Each director who is elected at an annual meeting of stockholders serves a three-year term, and the directors are divided into three classes.

The board held seven meetings in 2011. Each director attended at least 75% of all board and applicable committee meetings during 2011. As provided in our Corporate Governance Guidelines, we expect directors to attend the annual meeting of stockholders. In 2011, nine directors attended the annual meeting.

We have an Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each of these committees is composed entirely of “independent directors” as determined by the Board of Directors in accordance with its independence guidelines and New York Stock Exchange corporate governance standards. In addition to those standing committees, the board may from time to time establish ad hoc committees to assist in various matters.

The Audit Committee held twelve meetings in 2011 and is composed of the following members: Stephen T. McLin (Chairman), C. Preston Butcher, and Arun Sarin. None of the directors on the Audit Committee is or has been an employee of The Charles Schwab Corporation or any of its subsidiaries. None of the Audit Committee members simultaneously serves on the audit committees of more than three public companies, including ours. The board has determined that all of the members of the Audit Committee are financially literate in accordance with New York Stock Exchange listing standards and that Stephen T. McLin is an Audit Committee financial expert in accordance with Securities and Exchange Commission rules.

The Audit Committee:

•	reviews and discusses with management and the independent auditors the company’s annual and quarterly financial statements and the integrity of the financial reporting process,

•	reviews the qualifications and independence of the independent auditors and performance of the company’s internal and independent auditors,

•	reviews reports from management regarding major risk exposures and steps management has taken to address such exposures, and

•	reviews compliance with legal and regulatory requirements.

The Compensation Committee held seven meetings in 2011 and is composed of the following members: Roger O. Walther (Chairman), Nancy H. Bechtle, Frank C. Herringer, Paula A. Sneed, and Robert N. Wilson. The Compensation Committee:

•	annually reviews and approves corporate goals and objectives relating to compensation of executive officers and other senior officers,

•	evaluates the performance of executive officers and other senior officers and determines their compensation levels,

•	reviews and approves compensatory arrangements for executive officers and other senior officers, and

•	approves long-term awards for executive officers and other senior officers.

The Nominating and Corporate Governance Committee held two meetings in 2011 and is composed of the following members: Frank C. Herringer (Chairman), Nancy H. Bechtle, C. Preston Butcher, Stephen T. McLin, Arun Sarin, Paula A. Sneed, Roger O. Walther, and Robert N. Wilson. The Nominating and Corporate Governance Committee:

•	identifies and evaluates individuals qualified to serve on the board,

•	recommends nominees to fill vacancies on the board and each board committee and recommends a slate of nominees for election or re-election as directors by the stockholders,

•	makes recommendations regarding succession planning for the Chief Executive Officer and executive management, and

•	assesses the performance of the board and its committees and recommends corporate governance principles for adoption by the board.

The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee have written charters. You may find a copy of these charters, as well as our Corporate Governance Guidelines and Code of Business Conduct and Ethics, on the company’s website at www.aboutschwab.com/governance. You also may obtain a paper copy of these items, without charge, from:

Assistant Corporate Secretary

The Charles Schwab Corporation

Mailstop SF211MN-05

211 Main Street

San Francisco, California 94105

DIRECTOR COMPENSATION

The following table shows compensation paid to each of our non-employee directors during 2011. The company does not provide any non-equity incentive plans, defined benefit and actuarial pension plans, or other defined contribution retirement plans for non-employee directors. The company does not offer above-market or preferential earnings under its nonqualified deferred compensation plans for directors.

2011 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)
	Paid in Cash[1] ($)	Deferred into Restricted Stock Units or Options2, [6] ($)	Stock Awards[3,6] ($)	Option Awards[4,6] ($)	All Other Compen- sation[5] ($)	Total ($)

Nancy H. Bechtle	85,500	—	62,500	62,500	1,891	212,391

C. Preston Butcher	—	90,500	62,500	62,500	1,891	217,391

Frank C. Herringer	—	100,000	62,500	62,500	1,891	226,891

Stephen T. McLin	79,000	110,500	82,500	62,500	2,496	336,996

Arun Sarin	90,000	—	62,500	62,500	1,293	216,293

Paula A. Sneed	85,000	—	62,500	62,500	1,891	211,891

Roger O. Walther	100,000	—	62,500	62,500	1,891	226,891

Robert N. Wilson	85,000	—	62,500	62,500	1,891	211,891

(1)	This column shows amounts paid in cash for retainers and meeting fees. For Mr. McLin, the amount in this column represents his cash retainer and fees for service on the Charles Schwab Bank board of directors.

(2)	This column shows the dollar amount of retainers and meeting fees deferred into restricted stock units or options under the Directors’ Deferred Compensation Plan II. The corresponding restricted stock units or options were as follows: 21,605 stock options for Mr. Butcher, 26,385 stock options for Mr. McLin, and 6,564 restricted stock units for Mr. Herringer.

(3)	The amounts shown in this column represent the grant date fair value of the restricted stock unit award. In 2011, all non-employee directors received an automatic grant of restricted stock units with a grant date fair value of $62,500. In addition, Mr. McLin received a grant of restricted stock units with a grant date fair value of $20,000 for his service on the Charles Schwab Bank board.

(4)	The amounts shown in this column represent the grant date fair value of the option award. In 2011, all non-employee directors received an automatic grant of stock options with a grant date fair value of $62,500.

(5)	This column shows the dollar amount of cash dividends on unvested restricted shares and dividend equivalents on unvested restricted stock units.

(6)	The following table shows the aggregate number of outstanding restricted stock, stock option and restricted stock unit awards granted to the non-employee directors as of December 31, 2011:

Name	Restricted Stock Awards	Stock Option Awards	Restricted Stock Unit Awards

Nancy H. Bechtle	1,780	93,901	6,832

C. Preston Butcher	1,780	278,721	33,708

Frank C. Herringer	1,780	92,669	87,612

Stephen T. McLin	2,350	166,615	38,144

Arun Sarin	—	24,000	6,562

Paula A. Sneed	1,780	90,463	49,964

Roger O. Walther	1,780	76,843	33,872

Robert N. Wilson	1,780	91,559	54,386

During 2011, Mr. Schwab and Mr. Bettinger received no additional compensation for their service as directors. Non-employee directors received the following retainers in 2011:

Cash Retainers

Each non-employee director received an annual cash retainer in the amount of $85,000. In addition, the Chair of the Audit Committee received an annual cash retainer of $25,000, and each other member of the Audit Committee received an annual cash retainer of $5,000. The Chair of the Compensation Committee and the Chair of the Nominating and Corporate Governance Committee each received an annual cash retainer of $15,000. There are no fees for attendance at board or committee meetings, but the board retains the discretion to establish special committees and to pay a special retainer to the Chair and the members of any special committee. The board has authorized meeting fees for service on a special committee by Ms. Bechtle, Mr. Butcher and Mr. McLin. The meeting fees for that special committee consisted of $500 per meeting held on the same day as a board meeting and $2,000 per meeting held on a day other than a board meeting.

Equity Grants

Each non-employee director received an annual equity grant under the 2004 Stock Incentive Plan with an aggregate value of $125,000. Non-employee directors received the equity grant 50 percent in stock options and 50 percent in restricted stock units.

Terms and Conditions

Non-employee directors received the annual grants of options and restricted stock units on the second business day after the annual meeting of stockholders. In the event a new non-employee director is elected to the board during the year, a pro-rata amount of cash retainers and equity awards will be granted to that individual for the first calendar year in lieu of the full amount. The non-employee director equity grants are subject to the following terms and conditions:

•

Annual grants of options and restricted stock units vest over the three-year period following the grant date, with 25% vesting on each of the first and second anniversary of the grant date and the remaining 50% on the third anniversary of the grant date. The options and restricted stock units become 100% vested in the event of the non-employee director’s death, disability or retirement.

•	The number of shares for the annual grant of restricted stock units is determined by dividing $62,500 by the average of the high and low market price of the company’s common stock on the grant date.

•	The number of options for the annual grant of stock options is determined by dividing $62,500 by the fair value of an option on the grant date.

•	Each stock option is designated as a nonqualified stock option and has an exercise price equal to the fair market value of common stock on the grant date.

•

Each stock option expires on the earliest of (1) the date ten years after the grant date, (2) the date three months after termination of service for any reason other than death, disability or retirement, (3) the date one year after termination of service because of death or disability, or (4) the date two years after termination of service because of retirement.

The company also has stock ownership guidelines for non-employee directors. Under our guidelines, each non-employee director should own company stock with a fair market value equal to or exceeding $250,000. A new director should reach this target level upon completing five years of service. Once this target level is reached, the director is deemed to meet this target so long as he or she continues to hold an equivalent number of shares as on the date the target level was met. Shares owned outright, deferred shares and restricted stock and stock units are counted in determining the threshold under our stock ownership guidelines, but stock options are not.

Directors’ Deferred Compensation Plan

Non-employee directors also may participate in the Directors’ Deferred Compensation Plan II. This plan allows them to defer receipt of all or a portion of their retainers and, at their election, either to:

(1) receive stock options that:

•	have a fair value equal to the amounts deferred (as determined under the valuation method used by the company to value stock options at the time of the deferral),

•	have an option exercise price equal to the closing price of common stock on the date the deferred amount would have been paid, and

•	vest immediately upon grant and generally expire ten years after the grant date,

– or –

(2) receive restricted stock units that are funded by an equivalent number of shares of common stock to be held in a “rabbi” trust and distributed to the director when he or she ceases to be a director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is or has been an officer or employee of the company or any of its subsidiaries. There were no Compensation Committee interlocks as defined under Securities and Exchange Commission rules during 2011.

DIRECTOR NOMINATIONS

The Nominating and Corporate Governance Committee recommended all of the nominees for election included in this year’s proxy statement.

The Nominating and Corporate Governance Committee has a policy to consider candidates recommended by stockholders. The policy provides that stockholder recommendations must be in writing and include the following information: (i) the name, address and contact information of the recommending stockholder; (ii) proof of the stockholder’s share ownership; (iii) a resume or statement of the candidate’s qualifications; and (iv) a statement of the stockholder’s relationship with the proposed candidate or interest in the proposed candidacy. The written recommendation must be addressed to the Assistant Corporate Secretary at the address provided in the “Corporate Governance Information” section of this proxy statement.

Diversity

When identifying director nominees, the board considers the qualifications and skills represented on the board. As discussed in the “Director Qualifications” section below, one of the considerations evaluated by the board is the diversity of experience and background of directors. This consideration is broad, is consistent with our company’s non-discrimination policies, and includes diversity of skill sets and experience as well as background, including race and gender.

The Nominating and Corporate Governance Committee annually reviews the structure and size of the board to assure that the proper skills are represented on the board. This assessment includes the effectiveness of board composition, including the qualifications, skills, and diversity represented on the board.

Director Qualifications

The qualifications for directors are described in our Corporate Governance Guidelines, which are available on the company’s website at www.aboutschwab.com/governance. In addition, the committee believes that the following specific, minimum qualifications must be met by a nominee for the position of director:

•	the ability to work together with other directors, with full and open discussion and debate as an effective group,

•

current knowledge and experience in the company’s business or operations, or contacts in the community in which the company does business and in the industries relevant to the company’s business, or substantial business, financial or industry-related experience, and

•	the willingness and ability to devote adequate time to the company’s business.

The committee also considers the following qualities and skills when making its determination whether a nominee is qualified for the position of director:

•	relationships that may affect the independence of the director or conflicts of interest that may affect the director’s ability to discharge his or her duties,

•	diversity of experience and background, including the need for financial, business, academic, public sector and other expertise on the board or board committees, and

•	the fit of the individual’s skills and experience with those of the other directors and potential directors in comparison to the needs of the company.

When evaluating a candidate for nomination, the committee does not assign specific weight to any of these factors or believe that all of the criteria necessarily apply to every candidate.

Identifying and Evaluating Candidates for Director

The Nominating and Corporate Governance Committee reviews the appropriate skills and characteristics required of board members in the context of the current composition of the board. Candidates considered for nomination to the Board of Directors may come from several sources, including current and former directors, professional search firms and stockholder recommendations. Nominees for director are evaluated, in consultation with the company’s Chairman, by the committee, which may retain the services of a professional search firm to assist it in identifying or evaluating potential candidates.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

If you wish to communicate with the board, the chairman of the Nominating and Corporate Governance Committee, or with the independent directors as a group, you may send your communication in writing to the Assistant Corporate Secretary at the address provided in the “Corporate Governance Information” section of this proxy statement. You must include your name and address in the written communication and indicate whether you are a stockholder of the company.

The Assistant Corporate Secretary will compile all communications, summarize lengthy, repetitive or duplicative communications and forward them to the appropriate director or directors. The Assistant Corporate Secretary will not forward non-substantive communications or communications that pertain to personal grievances, but instead will forward them to the appropriate department within the company for resolution. In such cases, the Assistant Corporate Secretary will retain a copy of such communication for review by any director upon his or her request.

PROPOSAL TWO:

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected Deloitte & Touche LLP and the member firms of Deloitte Touche Tohmatsu (collectively referred to as “Deloitte”) as the company’s independent registered public accounting firm for the 2012 fiscal year. Deloitte has served in this capacity since the company’s inception. We expect representatives of Deloitte to attend the annual meeting of stockholders, where they will respond to appropriate questions from stockholders and have the opportunity to make a statement.

As required by federal law, the Audit Committee has the sole authority to retain the independent auditors. Although we are not required to submit the selection of the independent auditors to stockholders, we are asking for your ratification as part of the Audit Committee’s evaluation process of the independent registered public accounting firm for the next fiscal year.

AUDITOR FEES

Fees for services provided by Deloitte in the last two fiscal years were:

	2011	2010
	(amounts in millions)

Audit Fees[1]	$5.2	$4.4

Audit-Related Fees[2]	1.8	1.8

Tax Fees[3]	0.1	0.1

All Other Fees[4]	None	None

Total	$7.1	$6.3

(1)	Audit fees are the aggregate fees for professional services billed by Deloitte in connection with their audits of the consolidated annual financial statements and management’s assessment of the effectiveness of internal control over financial reporting, and reviews of the consolidated financial statements included in quarterly reports on Form 10-Q.

(2)	Audit-Related fees include assurance and related services, such as reports on internal controls, review of Securities and Exchange Commission filings, merger and acquisition due diligence and related services.

(3)	Tax fees are limited by the Audit Committee to services by Deloitte for tax return review, preparation and compliance.

(4)	All other fees represent fees not included in “audit fees,” “audit-related fees,” and “tax fees.”

In addition to the services listed above, Deloitte provides audit services to certain unconsolidated affiliated mutual funds and foundations. The fees for such audit services are included in the expenses of the mutual funds and foundations and borne by the stockholders of the funds and foundations. Amounts billed by Deloitte for these services were $0.1 million in both 2011 and 2010. These amounts are not included in the expenses of The Charles Schwab Corporation.

Non-Audit Services Policies and Procedures

The Audit Committee has adopted a policy regarding non-audit services performed by Deloitte. The Audit Committee’s policy prohibits engaging Deloitte to perform the following services:

•	any contingent fee arrangement,

•	bookkeeping or other services relating to accounting records or financial statements of the audit client,

•	broker-dealer services,

•	actuarial services,

•	management and human resource functions (including executive search services),

•	legal services and expert services unrelated to the audit,

•	appraisal and valuation services, fairness opinions or contribution-in-kind reports,

•	internal audit outsourcing,

•	financial information systems design and implementation,

•	tax consulting or advice or a tax opinion on an “aggressive” tax position or on a “listed transaction” or a “confidential transaction” as defined by U.S. Department of Treasury regulations, and

•	tax services to employees who have a financial reporting oversight role.

The policy requires the pre-approval of the Audit Committee for other non-audit services performed by Deloitte. The policy divides non-audit services into three separate categories, which the Audit Committee has pre-approved subject to an annual aggregate dollar limit for each category. Once the dollar limit in each of these three categories is reached, the Audit Committee will decide whether to establish an additional spending limit for the category or specifically pre-approve each additional service in the category for the remainder of the year. The three categories are:

•

accounting theory consultation (includes services such as guidance on the application of Generally Accepted Accounting Principles to various transactions and guidance on the effects of new accounting pronouncements),

•

assurance and due diligence (includes services such as certain reports on internal controls, review of Securities and Exchange Commission filings, merger and acquisition due diligence, employee benefit plan audits, and foreign statutory audits and regulatory reports), and

•	tax return review, preparation and compliance.

Services not subject to pre-approval limits in one of the three categories above require specific pre-approval from the Audit Committee. Fees related to services requiring specific pre-approval are limited, on an annual basis, to 50% of the combination of audit fees, audit-related fees and tax fees.

The policy permits the Audit Committee to delegate pre-approval authority to one or more members of the Audit Committee, provided that the member or members report to the entire Audit Committee pre-approval actions taken since the last Audit Committee meeting. The policy expressly prohibits delegation of pre-approval authority to management.

In fiscal years 2011 and 2010, the Audit Committee pre-approved 100% of the services performed by Deloitte relating to “audit-related fees” and “tax fees.”

AUDIT COMMITTEE REPORT

The Audit Committee has met and held discussions with management and the company’s independent registered public accounting firm. As part of this process, the committee has:

•   reviewed and discussed the audited financial statements with management,

•   discussed with the independent registered public accounting firm the matters required to be discussed pertaining to Public Company Accounting Oversight Board AU 380 (Communication with Audit Committees), and

•   received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Stephen T. McLin, Chairman

C. Preston Butcher

Arun Sarin

PROPOSAL THREE:

ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

This proxy statement contains detailed information in the Compensation Discussion and Analysis and executive compensation tables regarding compensation of the named executive officers. The “named executive officers” are those executive officers who are listed in the Summary Compensation Table. We ask that you provide an advisory vote to approve the following, non-binding resolution on named executive officer compensation:

RESOLVED, that the stockholders of The Charles Schwab Corporation approve the compensation paid to the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related footnotes, and narrative disclosures.

The advisory approval of named executive officer compensation is required by federal law. Although the vote is not binding on the Board of Directors or the Compensation Committee, the Compensation Committee intends to consider the vote as part of its evaluation of executive compensation programs.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis describes the company’s compensation strategy, policies, program and practices for the named executive officers identified in the Summary Compensation Table. Our executive compensation program is designed to support the company’s objectives of achieving sustainable growth and long-term stockholder value by focusing on our clients and their needs across our diversified businesses of securities brokerage services, banking, asset management and related financial services. In 2011, in the face of the weak economic environment that has persisted over multiple years and posed challenges particular to the financial services industry, the company remained solidly profitable and continued to pursue its objectives and position itself, both strategically and operationally, for future growth.

Our management team’s performance includes its success in navigating a difficult economic environment and its focus on building the long-term strength of our franchise by executing on our business strategy. In 2011, business results demonstrating this success included:

•

Core net new client assets of $82.3 billion, an increase of 5% year-over-year (core net new assets are net new client assets excluding significant one-time flows relating to certain mutual fund clearing services clients and the acquisition of optionsXpress Holdings, Inc. (“optionsXpress”));

•	New brokerage accounts of 1.1 million, an increase of 7% year-over-year;

•	Total client assets of $1.68 trillion, representing a ten-year compound annual growth rate of 9%; and

•	Accounts in retail advisory solutions or under the guidance of independent investment advisors of 2.4 million, an increase of 6% year-over-year.

Our business strategy is to meet the financial services needs of investors, advisors, and employers. Execution on our business strategy focuses on building client loyalty, innovating in ways that benefit clients, operating in a disciplined manner, and leveraging strengths through shared core processes and technology platforms. In 2011, examples of management’s execution on our strategy included: completion of the integration of Windhaven Investment Management, Inc., an investment advisory firm that manages diversified investment portfolios comprised primarily of exchange-traded funds; and the acquisition of optionsXpress, an online brokerage firm primarily focused on equity options securities and futures. A more thorough discussion of our business and business strategy is provided in our Annual Report on Form 10-K.

While management performed well in a difficult economic environment, the majority of their compensation is linked to the company’s financial performance. In 2011, our executive compensation program rewarded executives based on financial performance as measured by earnings per share, revenue growth, pre-tax profit margin, and return on equity.

•	Earnings per share was used for the annual cash incentive program because it focuses executives on operating performance and capital management.

•

Revenue growth, pre-tax profit margin, and return on equity were used for the long-term incentive awards to focus management on earnings growth and the creation of stockholder value over the longer term.

Our year-over-year results on key financial metrics demonstrate our performance despite the weak economic environment.

	2011	2010
Net revenues (in millions)	$4,691	$4,248

Net income (in millions)	$864	$454

Diluted earnings per share (“EPS”)	$0.70	$0.38

Revenue Growth	10%	1%

Pre-tax profit margin	29.7%	18.3%

Return on equity (“ROE”)	12%	8%

The Compensation Committee balances various incentives to motivate and reward executive officers for effectively evaluating business opportunities and taking appropriate risks to grow the company and generate long-term value for stockholders. Our compensation program uses three key elements – base salary, annual cash incentives and long-term incentive awards (“LTI”) in the form of stock options and performance-based restricted stock units to:

•	attract, motivate and retain executive officers,

•	link annual executive pay with individual performance (through target levels) and company financial performance (through actual payouts), and

•	align the interests of the executive officers with the long-term interests of the company and its stockholders and link executive pay with longer-term performance.

We consider annual cash incentives, stock options and performance-based restricted stock units performance-based because they are valuable to the recipient only if performance goals are achieved or share price improves. In 2011, 90% of the total compensation opportunity for the Chief Executive Officer and an average of 82% for the other named executive officers was delivered in these performance-based incentives.

*	Pay Mix is based on amounts in the Summary Compensation Table

The link between executive pay and the company’s financial performance is illustrated by the decline in value of compensation awarded to our Chief Executive Officer, Walt Bettinger, since his promotion to President and Chief Executive Officer on October 1, 2008. Upon his promotion, Mr. Bettinger was awarded an annual base salary of $900,000, a bonus target of 375% of base salary, and long-term incentive awards (which consist of stock options and restricted stock) with a grant date fair value of $10 million. As of December 31, 2011, Mr. Bettinger’s base salary and bonus target had not increased since his promotion. Starting in 2009, he also received annual long-term incentive awards with a grant date fair value of $6.5 million. Since October 1, 2008, the cumulative value of his compensation opportunity (including base salary, target annual cash incentive amounts and the grant date fair value of long-term incentive awards of restricted stock, performance-based restricted stock units, and stock options) was $43.6 million. As shown in the following chart, the value (based on the company’s December 30th stock price of $11.26) of the compensation awarded to Mr. Bettinger since he became Chief Executive Officer was $17 million, 61% less than the grant date fair value of that compensation. This decline in value includes actual cash payments of base salary and annual cash incentives for this period.

*	For restricted stock units (“RSUs”) and performance-based restricted stock units (“PBRSUs”), value reflects the total number of shares granted times $11.26, the company’s stock price on December 30, 2011. For options, value reflects the total number of options granted times the difference between $11.26 and the exercise price (if lower). As of December 31, 2011, Mr. Bettinger had not exercised any of the options granted since 2008.

This example illustrates that the grant date fair value disclosed in the Summary Compensation Table and Grants of Plan Based Awards Table does not reflect the amount that may be realized, which depends on stock price performance. Comparing Mr. Bettinger’s cumulative compensation opportunity to the value on December 31, 2011 illustrates the link between our compensation program and the company’s financial and stock price performance over this period.

The compensation of the other named executive officers has followed a pattern similar to Mr. Bettinger’s. Upon Mr. Bettinger’s promotion to Chief Executive Officer, Mr. Schwab’s compensation was reduced, and his base salary, bonus target and long-term incentive award have not increased since 2009. The Compensation Committee has approved some increases to base salary, bonus targets and long-term incentive awards for certain named executive officers because of changes in their responsibilities, pay relative to internal peers, individual performance, and pay relative to external compensation data. These adjustments have been reported in prior proxy statements. In 2011, after the review described below in “The Decision Making Process”, the Compensation Committee approved the increases in base salary, bonus targets and long-term incentive awards for certain named executive officers, as described in the respective sections below.

In 2011, the company continued to demonstrate its commitment to pay for performance by making the following decisions:

•

Setting performance targets for the annual cash incentive at earnings per share levels last achieved prior to the financial crisis even though the company’s financial plan did not anticipate reaching these levels, so that annual cash incentives pay at target only when stockholders benefit from an increase in earnings per share over pre-crisis levels.

•	Paying annual cash incentives below target based on the company’s financial performance. Since 2008, annual cash incentives have paid out between 70% and 78% of target.

•	Establishing performance targets for the performance-based restricted stock units that will reward executives only when financial performance and long-term value has been delivered to stockholders.

•

Vesting portions of the performance-based equity awards granted from 2007-2010 only upon certification that financial goals set for revenue growth, pre-tax profit margin and return on equity were achieved for the performance period ended September 30, 2011.

Elements of Compensation Awarded in 2011 and How They Support Our Objectives

Base salary, annual cash incentives and long-term incentives are the key compensation elements for achieving the objectives below.

Base Salary

In 2011 after a review of the factors outlined below in “The Decision Making Process”, the Compensation Committee increased base salaries for Mr. Brigeman 7.6%, Mr. McCool 2.7%, and Mr. Martinetto 2.9%, based on their responsibilities and individual performance.

In January 2012, the Compensation Committee approved a $100,000 increase in base salary for Mr. Bettinger to reward and recognize his accomplishments as Chief Executive Officer and encourage his continuing leadership. The Compensation Committee believes that Mr. Bettinger’s leadership has been a key factor in managing through a difficult economic environment while continuing to build the long-term strength of our franchise by focusing on serving our clients, operating in a disciplined manner and building a leadership team for the future. This raise is the first base salary increase for Mr. Bettinger since his promotion in October 2008 and is effective as of March 1, 2012.

Annual Cash Incentives

Annual cash incentive awards in 2011 for the named executive officers were made pursuant to the Corporate Executive Bonus Plan. In the first quarter of the year, the Compensation Committee established the performance criteria and set performance goals and a bonus target for each executive officer, expressed as a percentage of base salary. After a review of the factors outlined below in “The Decision Making Process”, the Compensation Committee set the bonus target for each executive officer and increased bonus targets for Mr. Brigeman and Mr. McCool to 175% of base salary based on their responsibilities and individual performance. The performance goals for the company were based on overall corporate financial performance as measured by earnings per share and were the same for all individual executive officers.

The Compensation Committee selected earnings per share to focus executives on operating performance and capital management. The Compensation Committee believes earnings per share provides a comprehensive measure of the company’s profitability, and is an appropriate performance criterion for short-term cash awards. For purposes of the Corporate Executive Bonus Plan, earnings per share is calculated as fully diluted earnings per share in accordance with U.S. generally accepted accounting principles, excluding losses from discontinued operations, extraordinary losses, unusual losses, the cumulative negative effect of changes in accounting principles, losses on acquisitions or divestitures, losses from foreign exchange transactions, and any unusual non-recurring losses. When reviewing whether the performance goals have been achieved, the Compensation Committee reviews unusual gains and losses and may exercise discretion to reduce payouts. Earnings per share amounts were set forth in a matrix, with an annual cash incentive payout percentage assigned to each amount of earnings per share. Award payouts under the matrix could range from 0% to 200% of the target award, with a 100% payout assigned to the earnings per share goal set by the Compensation Committee. Achieving earnings per share of less than the goal would result in a payout of between 0% and 100%, and achieving earnings per share of more than the goal would result in a payout of between 100% and 200% of the target.

In 2011, the goal for earnings per share was set at $0.90, consistent with earnings per share levels last achieved prior to the financial crisis. The Compensation Committee set this target even though the company’s financial plan reviewed by the board did not anticipate reaching $0.90 because the company believes that annual cash incentives should pay out at target only when stockholders benefit from an increase in earnings per share over pre-crisis levels.

For purposes of determining payouts under the Corporate Executive Bonus Plan for 2011, earnings per share was $0.70. The Compensation Committee reserves discretion to reduce payouts. For 2011, it approved payouts based on earnings per share of $0.70 per share, which supported a payout of 78% of the target award. The Compensation Committee determined that the company achieved these results while maintaining a low credit risk profile and remaining within its risk parameters for interest rate risk. The Compensation Committee did not exercise discretion to reduce the cash incentive award for any individual named executive officer and approved funding at 78% of target for each of the named executive officers.

In the first quarter of 2012, the Compensation Committee considered performance criteria for 2012 annual cash incentive awards under the Corporate Executive Bonus Plan. The Compensation Committee selected overall corporate performance as measured by earnings per share.

Long-Term Incentives

At its January 2011 meeting, the Compensation Committee granted equity awards of stock options and performance-based restricted stock units to the named executive officers based on its review of the factors outlined below in “The Decision Making Process”. The Compensation Committee increased the value of the awards granted to Mr. Brigeman by $50,000 and Mr. Martinetto by $100,000 in recognition of their responsibilities and individual performance.

The Compensation Committee granted long-term equity awards to the named executive officers in the form of 70% stock options and 30% performance-based restricted stock units.

Stock Options

At its January 2011 meeting, the Compensation Committee approved stock options to be granted in three equal installments on the following predetermined dates: March 1, August 1, and November 1, 2011, with 25% vesting annually over four years. This approach essentially “dollar cost averages” the granting of stock options, which mitigates the risk that the exercise price of awards granted on a single day might be exceptionally high or low due to unusual market conditions on the grant date.

Performance-Based Restricted Stock Units

At its January 2011 meeting, the Compensation Committee also approved the grant of performance-based restricted stock units with a grant date of November 1, 2011. The performance-based restricted stock units have four one-year performance periods ending September 30, 2012, 2013, 2014 and 2015, and vest in installments of 25% after each performance period if the Compensation Committee certifies that the performance goal for that period has been met. Any units that do not vest at the conclusion of the corresponding one-year performance period may vest at the conclusion of the fourth one-year period (September 30, 2015) if the performance goal for the four-year period ending on September 30, 2015 has been met (the “second vesting opportunity”). The second vesting opportunity has been added to encourage stable performance and reduce the risk that a potential forfeiture may encourage inappropriate risk-taking. The Compensation Committee also granted accumulated dividend equivalent payments on the performance-based restricted stock units. The dividend equivalent payments are cash payments equal to the dividends paid on a share of company stock. These payments vest, if at all, at the same time as the underlying units. If the performance goals for the units are not met, the dividend equivalent payments are forfeited.

The Compensation Committee set the performance goal for each of the four one-year performance periods of the 2011 performance-based restricted stock units and for the second 25% tranche of the 2010 performance-based restricted stock units as cumulative return on equity exceeds cumulative cost of equity capital. The Compensation Committee approved this performance goal because it reflects the creation of financial value for stockholders in all phases of the business cycle and measures the earnings power of the company. Return on equity is calculated in accordance with U.S. generally accepted accounting principles, excluding losses from discontinued operations, extraordinary losses, unusual losses, the cumulative negative effects of changes in accounting principles and laws, losses on acquisitions or divestitures, losses on foreign exchange transactions, and any unusual, non-recurring losses. When reviewing whether the performance goals have been achieved, the Compensation Committee reviews unusual gains and losses and may exercise discretion to reduce payouts. If the Compensation Committee certifies that the goal has been met for each performance period, then the portion of the restricted stock unit award that is due to vest for that performance period (25% of the total grant) will vest. If the goal has not been met, then the restricted stock units due to vest for that one-year performance period will remain outstanding subject to the second vesting opportunity.

The Compensation Committee also set the performance goal for the second vesting opportunity for the 2011 performance-based restricted stock unit awards as cumulative return on equity exceeds cumulative cost of equity capital over for the four-year period ending September 30, 2015. If the performance goal for cumulative return on equity for the four-year period is not met, the performance-based restricted stock units are forfeited.

Cost of equity is calculated using the Capital Asset Pricing Model (“CAP-M”), which is a commonly-used financial metric that incorporates the risk-free interest rate (we use the 5-year Treasury rate), the beta of the company’s equity

(a measure of the volatility of the company’s common stock relative to the broader equity market), and a market equity risk premium (an estimate of the expected excess return required for holding equities instead of a risk-free asset). At December 31, 2011, cost of equity was 7.2%.

Vesting of Performance-Based Restricted Stock and Restricted Stock Units for One-year Performance Periods Ending September 30, 2011

In 2007, 2008, 2009 and 2010, the Compensation Committee granted performance-based equity awards with one-year performance periods ending on September 30, 2011. These awards only vest if the Compensation Committee certifies that the applicable performance goals have been achieved. In determining whether the performance goals are achieved, performance is calculated in accordance with U.S. generally accepted accounting principles with adjustments in recognition of unusual or nonrecurring events under the terms of the plan. In determining that the performance goals were met for the one-year performance period ending on September 30, 2011, the Compensation Committee calculated performance excluding expenses associated with the regulatory settlement and class action reserve fund for YieldPlus Fund litigation because these expenses did not reflect the operating performance of the company during the performance period.

When granting the performance-based restricted stock units, the Compensation Committee evaluates appropriate measures of performance given the company’s business objectives and the economic environment. In 2011, the Compensation Committee chose cumulative return on equity exceeds cumulative cost of equity as a performance goal that measures the creation of financial value for stockholders in all phases of the business cycle. For the 2010 and 2009 grants, during a difficult economic environment, the Compensation Committee chose return on equity as the measure of performance. The performance goals for the portions of those awards vesting in 2011 were met as follows:

Grant Year	Performance Metric	Goal	2011 Result
2010	Return on equity	≥ 12%	13%
2009	Return on equity	≥ 13%

For the 2008 and 2007 grants, the Compensation Committee used a combination of revenue growth and pre-tax contribution margin (pre-tax contribution margin is calculated by dividing the company’s pre-tax adjusted income by net revenues) to focus executives on earnings growth and creating stockholder value. The performance goals for the portions of those awards vesting in 2011 were met as follows:

Grant Year	Performance Metric	Goal	2011 Result
2008	Revenue Growth and Pre-Tax Contribution Margin	4% and 28%	15% and 31.7%
2007	Revenue Growth and Pre-Tax Contribution Margin	15% and 29.8%

For the 2008 and 2007 grants, the performance goals for revenue growth and pre-tax contribution margin were based on a matrix where one axis represented revenue growth and the second axis represented pre-tax contribution margin. There is a tradeoff between achievements on each performance goal such that exceeding the target for one goal generally allows for vesting with a lower result on the second performance goal.

2012 Long-Term Incentives

In the first quarter of 2012, the Compensation Committee approved long-term equity awards of 60% stock options and 40% performance-based restricted stock units. The Compensation Committee believes that a significant portion of executive compensation should be in the form of long-term incentives split between stock options and performance-based restricted stock units to align the long-term interest of the executives with the long-term interest of the stockholders. The stock options are granted in three equal installments on the following predetermined dates: March 1, August 1, and November 1, 2012, with 25% vesting annually over four years. The performance-based restricted stock units are granted on March 1, 2012. The performance-based restricted stock units have four one-year performance periods ending December 31, 2012, 2013, 2014 and 2015, and vest in installments of 25% after each performance period if the Compensation Committee certifies that the performance goal for that period has been met. Any units that do not vest at the conclusion of the corresponding one-year performance period may vest at the conclusion of the fourth one-year period (December 31, 2015) if the performance goal for the four-year period ending on December 31, 2015 has been met (the “2012 second vesting opportunity”). The Compensation Committee also granted accumulated dividend equivalent payments on the performance-based restricted stock units. If the performance goals for the performance-based restricted stock units are not met, the dividend equivalent payments are forfeited.

The Compensation Committee set the performance goal for each of the four one-year performance periods of the 2012 performance-based restricted stock units as cumulative return on equity exceeds cumulative cost of equity capital. The performance goal for the 2012 second vesting opportunity for the 2012 performance-based restricted stock unit awards is cumulative return on equity exceeds cumulative cost of equity capital for the four-year period ending December 31, 2015. If the performance goal for cumulative return on equity for the four-year period is not met, the performance-based restricted stock units are forfeited. For the 2012 performance-based restricted stock units, return on equity and cost of equity will be calculated in the same manner as they are calculated for the 2011 awards.

The Compensation Committee moved the grant date for the 2012 performance-based restricted stock units to March 1, 2012 (previously, performance-based restricted stock units have been granted on or about November 1st) and conformed the performance periods to the calendar year to align the long-term incentive awards with the company’s fiscal year, which is the calendar year.

Other Compensation

Executive Benefits and Perquisites

The company provides limited executive perquisites. The Compensation Committee approved certain benefits for Mr. Bettinger in connection with his promotion to President and Chief Executive Officer in 2008, including a car service for commuting purposes, which he has not used, and use of fractionally-owned aircraft consistent with company policies. In addition, the company has incurred costs for a driver and for the maintenance of security systems and equipment for Mr. Schwab.

The company:

•	Does not provide financial planning assistance

•	Does not gross up payments to cover executives’ personal tax liability

•	Does not offer executive retirement or medical plans

•	Does not match contributions to the deferred compensation plan.

Employee Benefit Plans

The company offers no defined benefit plan, special retirement plan for executives or other nonqualified excess plans. Executive officers may participate in the company’s 401(k) plan and employee stock purchase plan available to all eligible employees subject to Internal Revenue Service limits (except Mr. Schwab, who is excluded from the employee stock purchase plan because he owns more than 5% of the company’s stock), and a deferred compensation plan available to officers and other key employees.

Severance

All employees, including executive officers other than Mr. Schwab, are eligible to receive severance benefits under the company’s Severance Pay Plan, which is described in the narrative following the Termination and Change in Control Benefits Table. Benefits are available under this plan only in the event of termination of employment on account of job elimination. Under the severance program, executive officers are eligible to receive 15 days of base salary for each year of service with a minimum of seven months and a maximum of 12 months of severance pay. Mr. Schwab is entitled to severance benefits pursuant to his employment agreement described in the narrative to the Summary Compensation Table.

Compensation Policies

Stock Ownership Guidelines

The Board of Directors has adopted stock ownership guidelines to promote significant equity ownership by executives and further align their long-term financial interests with that of other stockholders. Under the guidelines, the Chief Executive Officer is expected to maintain an investment position in company stock equal to at least five times base salary. All other executive officers are expected to maintain an investment position equal to at least three times base salary. Shares owned directly, beneficially owned under company benefit plans, restricted stock, and restricted stock units are included in determining ownership levels, but stock options are not. The stock ownership guidelines provide for potential penalties if the target ownership levels are not met within five years. For 2011, all of the named executive officers had stock ownership exceeding the guidelines.

Prohibition on Speculative Trading in Company Stock

Speculative trading in the company’s stock is prohibited. Prohibited speculative trading includes short-term trading, selling short, buying options to open a position and selling uncovered options.

Guidelines for Equity Awards

The company has no program, plan or practice to time the grant of stock-based awards relative to the release of material non-public information or other corporate events. All equity grants to directors and executive officers are approved by the Compensation Committee or the independent directors at regularly scheduled meetings or, in limited cases involving key recruits or promotions, by a special meeting or unanimous written consent. The grant date is the meeting date or a fixed, future date specified at the time of the grant. Under the terms of the company’s stock incentive plan, the exercise price of options cannot be less than the closing price of company stock on the grant date.

Recoupment Policies

In the first quarter of 2012, the Compensation Committee adopted a recoupment policy to recover incentive awards granted to executive officers in the event of a significant restatement of financial results due to material noncompliance with financial reporting requirements due to misconduct.

In addition, in the event of certain securities law violations, the Compensation Committee reserves the right to reduce or cancel equity awards or require executives to disgorge any profit realized from equity awards.

The Decision Making Process

The Compensation Committee reviews and approves compensation for the Chairman, the Chief Executive Officer, executive officers, and other senior officers. It reviews and recommends to the board compensation for the non-employee directors. The Compensation Committee evaluates as a committee, or together with the other independent directors and the Chairman, the performance and compensation of the Chief Executive Officer. The Compensation Committee also considers recommendations from the Chairman and the Chief Executive Officer regarding compensation for the other executive officers and performance criteria for annual and long-term incentives. These recommendations are developed in consultation with the Executive Vice President – Human Resources and Employee Services and, with respect to performance criteria and goals for annual and long-term incentives, the Chief Financial Officer. While the Compensation Committee considers these recommendations, it does not delegate authority to management for executive compensation decisions.

The Compensation Committee’s review of executive compensation in January 2011 included consideration of the economic environment, market trends, and new and proposed laws and regulations. It considered a competitive pay analysis of peer companies with data from proxy statements and the 2010 McLagan Top Management survey. The Compensation Committee also considered each executive’s experience, responsibilities, past and expected individual performance, and pay relative to internal peers in setting compensation in 2011. It reviewed reports prepared by the company’s Human Resources Department on each executive’s pay history with actual total compensation for 2007 to 2010, projected 2011 compensation, the value and vesting schedule of outstanding long-term awards, 401(k) balances, deferred compensation balances, each component of pay as a percentage of total compensation, and earnings from long-term compensation. The Compensation Committee did not use a formula or assign a weighting to various factors considered in setting compensation. It did not target a specific percentage mix between cash compensation and long-term incentives or any specific percentage of total compensation for each compensation component.

Competitive Market Assessment

The Compensation Committee reviewed benchmarking data based on functional title (where available) and ranking (based on proxy disclosures). The benchmarking data were used as market reference points to assess the competitiveness of compensation. The Compensation Committee considers competitive compensation to be base pay near the 50th percentile and total cash and long-term incentives between the 50th and 75th percentile. However, such market percentiles are not used as targets for setting compensation. In 2011, the Compensation Committee reviewed benchmarking data on each component of compensation for each named executive officer and on total direct compensation, which includes salary, annual cash incentives and long-term incentives valued at grant, excluding special awards (for example, promotion or new hire awards).

The Compensation Committee has approved a peer group as a source of benchmarking data. In October 2010, the Compensation Committee selected the 20 companies listed below as the peer group based on quantitative factors such as revenue, market capitalization and number of employees, and qualitative factors such as business model, geographic coverage, and competition for customers and/or employees.

Since the company has few competitors that are comparable in terms of business model and geographic coverage, the Compensation Committee selected as peers a mix of brokerage firms, banking and asset management companies, as well as companies that process a significant daily volume of consumer financial transactions. The composition of our peer group is as follows:

Say-On-Pay Vote

At the 2011 Annual Meeting of Stockholders, the company’s advisory vote on its say-on-pay proposal received approval of approximately 81% of votes on the proposal. The Compensation Committee believes that the result of the say-on-pay vote is valuable to assess its compensation decisions and considered the vote in reviewing and evaluating its executive compensation program. For the 2012 fiscal year, the Compensation Committee has decided to change the mix of equity incentives to increase the percentage of performance-based restricted stock units from 30% of the total award to 40% (the percentage of stock options will correspondingly decrease from 70% to 60%). The Compensation Committee also adopted the recoupment policy described above.

Risk Assessment

The Compensation Committee reviewed a report by management on compensation practices and policies throughout the company and the potential impact on risk-taking by employees. The report assessed all employee compensation programs with an emphasis on changes made in 2011, all variable compensation including bank product incentives, and the oversight and approval process for new and existing compensation plans. The report also summarized regulations on incentive compensation practices in the banking industry and the company’s implementation of this guidance. The report identified the following risk-mitigating factors currently in place:

•	approval of executive compensation by an independent board committee;

•	performance-based long-term incentive awards;

•	a balanced suite of performance metrics with a strong link to stockholder value;

•	caps on annual incentive opportunities;

•	performance goals based on financial plans reviewed by the board;

•	a four-year vesting period for equity awards with limited opportunities for accelerated vesting;

•	meaningful executive stock ownership guidelines;

•	annual review of incentive plan performance, along with centralized design and administration of all incentive plans; and

•	modest severance benefits.

Compensation Consultant Role

Under its charter, the Compensation Committee is authorized to retain compensation consultants and to approve the terms of the engagement. In 2011, the Compensation Committee engaged Semler Brossy Consulting Group LLC (“Semler Brossy”) to review pay trends across the financial services industry, advise directly on Chief Executive Officer and Chairman compensation, provide an analysis of the peer group, review the company’s long-term incentives as well as the long-term incentives used by companies in the peer group, and provide general advice and counsel with respect to management programs, market practices and trends. Semler Brossy was engaged by the Compensation Committee directly and does not provide other services to the company.

Internal Revenue Code Section 162(m)

Compensation plans generally are structured so that compensation is performance-based and therefore deductible under Section 162(m) of the Internal Revenue Code. However, depending on business needs, the Compensation Committee may use its discretion to approve compensatory arrangements that are not deductible under Section 162(m). In 2011, compensation of the named executive officers was deductible under Section 162(m) except for portions of compensation in excess of $1 million received by a named executive officer due to the vesting of past equity awards that are not considered performance-based, such as time-vested restricted stock and the dividends on that stock.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the company’s annual report on Form 10-K for the fiscal year ended December 31, 2011 and the proxy statement on Schedule 14A.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Roger O. Walther, Chairman

Nancy H. Bechtle

Frank C. Herringer

Paula A. Sneed

Robert N. Wilson

EXECUTIVE COMPENSATION TABLES

The following tables show compensation information for the named executive officers: Walter W. Bettinger II, President and Chief Executive Officer, Joseph R. Martinetto, the company’s Chief Financial Officer, and the next three most highly compensated executive officers as of December 31, 2011. No bonuses were paid to a named executive officer in the last three fiscal years, except as part of a non-equity incentive plan.

2011 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards[1] ($)	Option Awards[2] ($)	Non-Equity Incentive Plan Compen- sation[3] ($)	All Other Compen- sation[4] ($)	Total ($)

Walter W. Bettinger II PRESIDENT AND CHIEF EXECUTIVE OFFICER	2011 2010 2009	900,000 900,000 900,000	1,950,000 2,117,300 1,950,000	4,550,000 4,550,000 4,550,000	2,632,500 2,362,500 2,531,250	71,877 89,119 98,160	10,104,377 10,018,919 10,029,410

Joseph R. Martinetto CHIEF FINANCIAL OFFICER	2011 2010 2009	497,667 486,000 450,000	390,000 390,900 360,000	910,000 840,000 840,000	582,269 510,300 506,250	19,564 19,440 56,564	2,399,500 2,246,640 2,212,814

Benjamin L. Brigeman EXECUTIVE VICE PRESIDENT – INVESTOR SERVICES	2011 2010 2009	543,500 511,000 475,000	450,000 472,300 435,000	1,050,000 1,015,000 1,015,000	741,877 536,550 534,375	21,627 28,554 59,055	2,807,004 2,563,404 2,518,430

James D. McCool EXECUTIVE VICE PRESIDENT – INSTITUTIONAL SERVICES	2011 2010 2009	522,667 511,000 475,000	420,000 456,000 420,000	980,000 980,000 980,000	713,440 536,550 534,375	47,462 68,684 243,291	2,683,569 2,552,234 2,652,666

Charles R. Schwab[5] CHAIRMAN	2011 2010 2009	500,000 500,000 500,000	900,000 977,200 900,000	2,100,000 2,100,000 2,100,000	975,000 874,999 937,499	42,979 67,167 221,604	4,517,979 4,519,366 4,659,103

(1)	The amounts shown in this column represent the aggregate grant date fair value of the performance-based awards, computed in accordance with Statement of Financial Accounting Standards Board ASC Topic 718. The amounts shown do not reflect the amounts ultimately realized by the named executive officer. Performance-based restricted units awarded in 2009, 2010 and 2011 only vest upon satisfaction of the performance conditions of those awards. The value for those awards represents the aggregate compensation cost expected at the grant date to be recognized over the service period and is not adjusted for the effect of any estimated forfeitures.

The value of the performance-based restricted stock units granted by the Compensation Committee on November 1, 2010 was the same as for the 2009 grant. The value included in the table for 2010, however, is determined in accordance with ASC Topic 718, which is the date on which all of the significant terms, including any performance criteria, were established. The accounting grant date in 2010 was December 14, 2010, and the value reflected in the table is the number of units granted multiplied by the average of the high and low market price of the company’s common stock on December 14, 2010.

For further discussion of the company’s accounting for its equity compensation plans, including key assumptions, see “Part II – Item 8 – Financial Statements and Supplementary Data – Notes to Consolidated Financial Statements – Note 2. Summary of Significant Accounting Policies,” and “– Note 20. Employee Incentive, Deferred Compensation, and Retirement Plans” from the company’s Form 10-K for the period ending December 31, 2011.

(2)	The amounts shown in this column represent the aggregate grant date fair value of the stock option awards and not the amount ultimately realized by the named executive officer. For further discussion of the company’s accounting for its equity compensation plans, including key assumptions, see “Part II – Item 8 – Financial Statements and Supplementary Data – Notes to Consolidated Financial Statements – Note 2. Summary of Significant Accounting Policies,” and “– Note 20. Employee Incentive, Deferred Compensation, and Retirement Plans” from the company’s Form 10-K for the period ending December 31, 2011.

(3)	The amounts shown in this column include amounts earned under the Corporate Executive Bonus Plan.

(4)	The amounts shown in this column for 2011 include the following:

Named Executive Officer	Employer Matching Contributions[a] ($)	Dividends and Equivalents[b] ($)	Relocation[c] ($)

Walter W. Bettinger II	12,500	56,533	—

Joseph R. Martinetto	12,500	6,306	—

Benjamin L. Brigeman	12,500	8,329	—

James D. McCool	12,500	6,740	27,224

Charles R. Schwab	12,500	9,752	—

(a)	The amounts in this column are employer match payments under the company’s defined contribution plan, the SchwabPlan Retirement Savings and Investment Plan, which is a 401(k) plan available to all eligible employees.

(b)	The amounts in this column are dividend equivalent payments on vested performance-based restricted stock units and dividends paid on unvested restricted stock awards. These amounts are not included in the fair market value of the stock on the grant date shown in the Grants of Plan-Based Awards Table.

(c)	In connection with his promotion to Executive Vice President – Institutional Services in 2008, the Compensation Committee approved relocation benefits for Mr. McCool consistent with the company’s relocation program for officers, and Mr. McCool continued to receive benefits in 2011 due to the relocation. The value shown for relocation expense is the aggregate incremental cost to the company, which includes the invoiced costs in 2011 for a cash subsidy to offset mortgage costs.

In addition to the amounts shown in the table above, Mr. Bettinger has the use of parking and a car service for commuting purposes but did not utilize the car service in 2011. On certain occasions in 2011, Mr. Bettinger was accompanied by his spouse and other family members when traveling for business on fractionally-owned aircraft. There was no aggregate incremental cost to the company for guest travel on these flights, and Mr. Bettinger reimbursed the company for reduced tax deductions attributable to having guests on board certain of these flights. The company incurred driver costs for Mr. Schwab and costs for a security program for the protection of Mr. Schwab.

(5)	Mr. Schwab has had an employment contract with the company since 1987. His employment contract is described in the Narrative to Summary Compensation and Grants of Plan-Based Awards Tables.

2011 Grants of Plan-Based Awards Table

Name	Grant Date	Date of Action if Not Grant Date[1]	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[2]			Estimated Future Payouts Under Equity Incentive Plan Awards[3]			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options[4] (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Equity Awards ($)[5]
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Walter W. Bettinger II	1/27/2011 3/1/2011 8/1/2011 11/1/2011 11/1/2011	— 1/27/2011 1/27/2011 1/27/2011 1/27/2011	— — — — —	3,375,000 — — — —	6,750,000 — — — —	— — — — —	— — — — 164,280	— — — — —	— — — — —	— 274,759 320,649 359,400 —	— 18.66 15.05 11.75 —	— 1,516,667 1,516,667 1,516,667 1,950,000
Joseph R. Martinetto	1/27/2011 3/1/2011 8/1/2011 11/1/2011 11/1/2011	— 1/27/2011 1/27/2011 1/27/2011 1/27/2011	— — — — —	746,500 — — — —	1,493,000 — — — —	— — — — —	— — — — 32,856	— — — — —	— — — — —	— 54,952 64,130 71,880 —	— 18.66 15.05 11.75 —	— 303,333 303,333 303,333 390,000
Benjamin L. Brigeman	1/27/2011 3/1/2011 8/1/2011 11/1/2011 11/1/2011	— 1/27/2011 1/27/2011 1/27/2011 1/27/2011	— — — — —	951,125 — — — —	1,902,250 — — — —	— — — — —	— — — — 37,911	— — — — —	— — — — —	— 63,406 73,996 82,939 —	— 18.66 15.05 11.75 —	— 350,000 350,000 350,000 450,000
James D. McCool	1/27/2011 3/1/2011 8/1/2011 11/1/2011 11/1/2011	— 1/27/2011 1/27/2011 1/27/2011 1/27/2011	— — — — —	914,667 — — — —	1,829,333 — — — —	— — — — —	— — — — 35,384	— — — — —	— — — — —	— 59,179 69,063 77,410 —	— 18.66 15.05 11.75 —	— 326,667 326,667 326,667 420,000
Charles R. Schwab	1/27/2011 3/1/2011 8/1/2011 11/1/2011 11/1/2011	— 1/27/2011 1/27/2011 1/27/2011 1/27/2011	— — — — —	1,250,000 — — — —	2,500,000 — — — —	— — — — —	— — — — 75,822	— — — — —	— — — — —	— 126,812 147,992 165,877 —	— 18.66 15.05 11.75 —	— 700,000 700,000 700,000 900,000

(1)	This column shows the date that the Compensation Committee or the independent directors took action with respect to the equity award if that date is different than the grant date. If the grant date is not the meeting date, it is a fixed, future date specified at the time of the grant.

(2)	These columns show the range of possible payouts for annual cash incentive awards granted in 2011 under the Corporate Executive Bonus Plan. The actual annual cash incentive awards paid for 2011 performance under this plan are shown in the “non-equity incentive plan compensation” column to the Summary Compensation Table.

(3)	These performance-based restricted stock unit awards were granted under the 2004 Stock Incentive Plan and vest in equal installments of 25% on the first, second, third, and fourth anniversary of the grant date, provided that a performance goal of cumulative return on equity exceeding the cumulative cost of equity is met for the one-year performance period. Any units that do not vest at the conclusion of the corresponding one-year performance period may vest at the conclusion of the fourth one-year period if the performance goal for the four-year period has been met. Any units that do not vest at the end of the fourth one-year period will be forfeited.

(4)	These stock option awards were granted under the 2004 Stock Incentive Plan and vest in equal installments of 25% on the first, second, third and fourth anniversary of the grant date and expire on the tenth anniversary of the grant date.

(5)	For option awards, the grant date fair value was determined by multiplying the number of shares granted by the fair value of the option as determined by a binomial option pricing model. The fair values of the options determined by the binomial pricing model on March 1, 2011, August 1, 2011 and November 1, 2011 were $5.52, $4.73 and $4.22, respectively. For restricted stock unit awards, the grant date fair value was determined by multiplying the number of units granted by the average of the high and low market price of the company’s common stock on the grant date of November 1, 2011, which was $11.87.

NARRATIVE TO SUMMARY COMPENSATION AND GRANTS OF PLAN-BASED AWARDS TABLES

Base Salaries

In 2011, the Compensation Committee increased base salaries for Mr. Brigeman by $39,000 (7.6%), Mr. McCool by $14,000 (2.7%), and Mr. Martinetto by $14,000 (2.9%). The Compensation Committee made no other adjustments to base salary for the named executive officers in 2011.

Defined Benefits and Deferred Compensation

The company does not offer defined benefit and actuarial pension plans, special retirement plans or other nonqualified excess plans for executives. The company does not offer above-market or preferential earnings under nonqualified deferred compensation plans or defined contribution plans.

All Other Compensation

Restricted stock dividends are included in the “all other compensation” section of the Summary Compensation Table, because these dividends are not included in the fair value of the stock on the grant date as shown in the Grants of Plan-Based Awards Table.

Employment Agreement for Mr. Schwab

The company and Mr. Schwab entered into an amended employment agreement, effective March 31, 2003. Stockholders approved the amended employment agreement. The amended agreement has an initial term of five years, and provides that as of each March 31, the term of the employment agreement is automatically extended by an additional year, under the same terms and conditions, unless beforehand either party provides notice to the other of an intention not to extend it. To address potential penalty taxes on deferred compensation pursuant to Section 409A of the Internal Revenue Code and associated regulations, the Board of Directors and Mr. Schwab agreed to amendments to his employment agreement in 2008 to specify the timing of payments, establish definitions of triggering events that are consistent with the Internal Revenue Service’s guidance under Section 409A, and delay certain payments until six months after Mr. Schwab terminates employment, as required by Section 409A for certain employees. The amendments do not impact the amount of the payments.

The amended employment agreement provides for an annual base salary of $900,000, subject to annual review by the board, and provides that Mr. Schwab will be entitled to participate in all compensation and fringe benefit programs made available to other executive officers, including stock-based incentive plans. Mr. Schwab’s bonus is determined under the Corporate Executive Bonus Plan, as described in the Compensation Discussion and Analysis.

The employment agreement also provides that certain compensation and benefits will be paid or provided to Mr. Schwab (or his immediate family or estate) if his employment is terminated involuntarily, except for cause. “Cause” is defined as the commission of a felony, or willful and gross negligence, or misconduct that results in material harm to the company. “Involuntary termination” includes a material change in Mr. Schwab’s capacities or duties at the company.

If an involuntary termination is not due to death, disability or cause:

•

Mr. Schwab will be entitled to receive for a period of 36 months all compensation to which he would have been entitled had he not been terminated, including his base salary and participation in all bonus, incentive and other compensation and benefit plans for which he was or would have been eligible (but excluding additional grants under stock incentive plans), and

•	all his outstanding, unvested shares and options under stock incentive plans will vest fully on the termination date.

If an involuntary termination is due to disability, Mr. Schwab will be entitled to receive:

•	his base salary and benefits, less any payments under the long-term disability plan, for a period of 36 months from the termination date, and

•	a prorated portion of any bonus or incentive payments for the year in which the disability occurs.

If an involuntary termination is due to death, a lump sum payment will be made to Mr. Schwab’s estate equal to five times his then base salary.

If Mr. Schwab voluntarily resigns his employment within 24 months of a change in control of the company, he will be entitled to receive his base salary up to the date of resignation, plus a prorated portion of any bonus or incentive payments payable for the year in which the resignation occurs. In addition, Mr. Schwab has the right (but not the obligation) to enter into a consulting arrangement with the company if he voluntarily resigns his employment upon 6 months’ written notice to the company, or within 24 months of a change in control of the company if he voluntarily resigns or his employment is involuntarily terminated. Under that arrangement, Mr. Schwab would provide certain consulting services to the company for a period of five years for an annual payment equal to $1 million or 75% of his then base salary, whichever is less.

For estimated termination and change in control payments and benefits to Mr. Schwab, please refer to the Termination and Change in Control Benefits Table.

The employment agreement prohibits Mr. Schwab from becoming associated with any business competing with the company during the term of the agreement and for a period of five years following a voluntary resignation of employment. (However, that restriction does not apply if Mr. Schwab resigns his employment within 24 months of a change in control of the company.)

License Agreement for Mr. Schwab

The company and Charles Schwab & Co., Inc. also are parties to an assignment and license agreement with Mr. Schwab that was approved in July 1987 by the company’s non-employee directors. Under the agreement, Mr. Schwab has assigned to the company all service mark, trademark, and trade name rights to Mr. Schwab’s name (and variations on the name) and likeness. However, Mr. Schwab has the perpetual, exclusive, irrevocable right to use his name and likeness for any activity other than the financial services business, so long as Mr. Schwab’s use of his name does not cause confusion about whether the company is involved with goods or services actually created, endorsed, marketed or sold by Mr. Schwab or by third parties unrelated to the company. The assignment and license agreement defines the “financial services business” as the business in which Charles Schwab & Co., Inc. is currently engaged and any additional and related business in which that firm or the company is permitted to engage under rules and regulations of applicable regulatory agencies.

Beginning immediately after any termination of his employment, Mr. Schwab will be entitled to use his likeness in the financial services business for some purposes (specifically, the sale, distribution, broadcast and promotion of books, videotapes, lectures, radio and television programs, and also any financial planning services that do not directly compete with any business in which the company or its subsidiaries are then engaged or plan to enter within three months). Beginning two years after any termination of his employment, Mr. Schwab may use his likeness for all other purposes, including in the financial services business, as long as that use does not cause confusion as described above.

No cash consideration is to be paid to Mr. Schwab for the name assignment while he is employed by the company or, after his employment terminates, while he is receiving compensation under an employment agreement with the company. Beginning when all such compensation ceases, and continuing for a period of 15 years, Mr. Schwab or his estate will receive three-tenths of one percent (0.3%) of the aggregate net revenues of the company (on a consolidated basis) and those of its unconsolidated assignees and licensees that use the name or likeness. These payments may not, however, exceed $2 million per year, adjusted up or down to reflect changes from the cost of living prevailing in the San Francisco Bay Area in May 1987, and they will terminate if the company and its subsidiaries cease using Mr. Schwab’s name and likeness. For estimated payments to Mr. Schwab under his license agreement, please refer to the table below entitled “Termination and Change in Control Benefits.”

The license agreement permits the company to continue using Mr. Schwab’s name and likeness even after he is no longer affiliated with the company and, under most circumstances, limits Mr. Schwab’s separate use of his name and likeness in the financial services business. However, the company’s ability to assign the license agreement, or to permit others to use Mr. Schwab’s name and likeness, is limited during Mr. Schwab’s lifetime. Thus, without Mr. Schwab’s consent, the company may not transfer the license, or any of the company’s rights under the license, to a third party, including by means of mergers or reorganizations in which the stockholders who held shares prior to the transaction do not retain the ability to elect the majority of the board immediately following such transaction (among other circumstances).

2011 Termination and Change in Control Benefits Table

Name	Event[1]	Salary and Bonus		Early Vesting of Restricted Stock or Restricted Stock Units[2]		Other		Total

Walter W. Bettinger II	Termination under Severance Plan	1,063,841	[3]	2,183,145	[4]	22,484	[5]	3,269,471
	Change in control	—		4,599,260	[6]	—		4,599,260
	Death or disability	—		4,599,260	[6]	—		4,599,260

Joseph R. Martinetto	Termination under Severance Plan	492,941	[3]	252,044	[4]	18,141	[5]	763,125
	Change in control	—		719,446	[6]	—		719,446
	Death or disability	—		719,446	[6]	—		719,446

Benjamin L. Brigeman	Termination under Severance Plan	582,430	[3]	300,980	[4]	19,759	[5]	903,169
	Change in control	—		850,648	[6]	—		850,648
	Death or disability	—		850,648	[6]	—		850,648

James D. McCool	Termination under Severance Plan	620,569	[3]	289,010	[4]	15,316	[5]	924,896
	Change in control	—		809,414	[6]	—		809,414
	Death or disability	—		809,414	[6]	—		809,414

Charles R. Schwab	Termination without cause	4,425,000	[7]	293,492	[8]	60,948,216	[9]	65,666,708
	Change in control	—		1,639,355	[6]	—		1,639,355
	Death	2,500,000	[10]	1,639,355	[6]	59,879,130	[11]	64,018,485
	Disability	1,500,000	[12]	1,639,355	[6]	59,879,130	[11]	63,018,485
	Resignation following a change in control	1,875,000	[13]	1,639,355	[6]	59,879,130	[11]	63,393,485
	Retirement or voluntary resignation	1,875,000	[13]	293,492	[8]	59,879,130	[11]	62,047,622

(1)	This table shows the amount of benefits due to termination or change in control to be paid to the named executive officers pursuant to existing agreements (assuming the event triggering the termination or change in control took place as of December 31, 2011). There were no in-the-money options for any of the named executive officers that would have accelerated under any of the conditions listed in the table as of December 31, 2011.

The benefits payable to Mr. Schwab are based on the terms of his employment and license agreements and equity incentive award agreements. The events triggering payments are described more fully in the description of his employment and license agreements contained in the Narrative to Summary Compensation and Grants of Plan-Based Awards Tables.

Except for Mr. Schwab, all other named executive officers are eligible for benefits in the event of job elimination under the Charles Schwab Severance Pay Plan (Severance Plan), and these benefits are included in amounts shown for “Termination under Severance Plan.”

Equity award agreements may contain provisions for accelerated vesting due to a change in control, death or disability, or retirement, and these accelerated amounts are included in amounts shown for “change in control,” “death or disability,” and “retirement.” As of December 31, 2011, Mr. Schwab met the eligibility criteria for retirement under certain existing equity award agreements.

Performance-based restricted stock and restricted stock unit award agreements may contain provisions for continued vesting following either termination under the Severance Plan or retirement, subject to achievement of performance goals established at the time such awards were granted. The value of awards subject to these continued vesting and performance achievement provisions are included in amounts shown for “Termination under Severance Plan” and “Retirement” as applicable.

(2)	For restricted stock, the amounts are based on the closing price of a share of company common stock on December 30, 2011 ($11.26), multiplied by the number of shares subject to accelerated vesting. For performance-based restricted stock and restricted stock units, the amounts are based on $11.26 multiplied by the number of shares that may vest under the continued vesting provisions subject to achievement of performance goals established at the time such awards were granted.

(3)	Includes a base salary payable under the Severance Plan for the severance period and a 60-day notice period. Under the terms of the Severance Plan, an executive officer is eligible to receive a lump-sum severance pay benefit equal to base salary (at December 31, 2011 rate) for a specified period (a minimum of 7 months and a maximum of 12 months) based upon years of service. In addition, the Severance Plan provides for base salary during the 60-day notice period. To receive the lump-sum severance pay benefit, an employee must execute a severance agreement that provides the company and its affiliates with a general release and waiver of claims.

(4)	Under the Severance Plan, amounts result from accelerated vesting of outstanding restricted stock awards that would have vested during the 60-day notice period and the severance period, and continued vesting of outstanding performance-based restricted stock and restricted stock unit awards that would have vested during the 60-day notice period and the severance period.

(5)	Under the Severance Plan, amounts represent a lump-sum payment to cover the cost of COBRA premiums based on group health plan COBRA rates for the severance period.

(6)	Under equity award agreements, these awards become fully vested in the event of a change in control of the company or death or disability.

(7)	Under Mr. Schwab’s employment agreement, includes 36 months of salary (at December 31, 2011 rate of $500,000) and bonus (at 2011 cash incentive of $975,000), to be paid in 36 monthly installments.

(8)	Under equity award agreements, performance-based restricted stock unit awards granted more than two years prior to termination continue to vest after termination based on the achievement of the related performance goals if the employee meets the eligibility criteria for retirement at the time of termination.

(9)	Under Mr. Schwab’s employment and license agreements, includes: annual installments of $3,991,942 (which represents $2 million adjusted to the consumer price index from 1987 as specified in his license agreement) for 15 years, estimated cost of office space and secretarial support for 36 months of $799,763, and estimated security and personal driver for 36 months of $266,868.

(10)	Under Mr. Schwab’s employment agreement, represents a lump-sum death benefit payable to Mr. Schwab’s estate in an amount equal to five times annual salary (at December 31, 2011 rate of $500,000).

(11)	Under Mr. Schwab’s license agreement, represents annual installments of $3,991,942 for 15 years payable to Mr. Schwab or his estate.

(12)	Under Mr. Schwab’s employment agreement, represents 36 months of annual salary (at December 31, 2011 rate of $500,000), to be paid in monthly installments. A prorated bonus is not included, as it is already included in the 2011 Summary Compensation Table and is not an additional expense to the company.

(13)	Under Mr. Schwab’s employment agreement, represents $1,875,000 payable in 60 monthly installments of $31,250 in the event that Mr. Schwab elects to provide consulting services following a voluntary resignation or resignation or termination after a change in control. A prorated bonus is not included, as it is already included in the 2011 Summary Compensation Table and is not an additional expense to the company.

Charles Schwab Severance Pay Plan

Employees other than Mr. Schwab are eligible for benefits under the Severance Plan in the event of job elimination, as defined in the plan.

Under the Severance Plan, an executive officer is eligible to receive a lump-sum severance pay benefit of base salary equal to 15 business days multiplied by his or her full years of service, with a minimum of seven months and maximum of twelve months of the base salary that would have been payable to the executive officer. Pro-rated benefits will be provided for partial years of service. The lump-sum amount is in addition to base salary for the 60-day notice period.

An executive officer who becomes entitled to severance benefits under the plan is also eligible to receive a lump-sum payment to cover a portion of the cost of group health plan coverage. The amount of the payment is based upon the period of time for which he or she is eligible to receive severance pay and current COBRA rates for group health plan coverage. In addition, the portion of the executive officer’s long-term awards, except performance-based restricted stock or similar performance-based awards, which would have vested had the officer remained employed during the severance period will vest following his or her termination date. Executive officers are treated as employees during their severance period for purposes of determining their vesting in performance-based awards to the extent performance goals are met for the period.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2011

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested[1] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[1] ($)

Walter W. Bettinger II	47,199 31,467 209,780 209,780 141,743 1,048,900 348,190 341,649 342,620 60,861 70,477 71,812	417,571 342,621 182,585 211,432 215,436 274,759 320,649 359,400	[2] [5] [6] [7] [8] [9] [10] [11]	12.50 9.26 14.59 16.28 18.29 18.65 23.33 24.37 17.38 18.25 15.00 15.43 18.66 15.05 11.75	2/27/2012 11/8/2012 9/7/2012 9/7/2012 10/30/2013 2/20/2014 11/1/2014 10/1/2015 11/2/2019 3/1/2020 8/2/2020 11/1/2020 3/1/2021 8/1/2021 11/1/2021	93,015[12]	1,047,349	315,445[14,15,16]	3,551,911

Joseph R. Martinetto	5,244 20,789 34,972 104,457 92,190 63,253 11,236 13,011 13,257	30,730 63,254 33,708 39,034 39,774 54,952 64,130 71,880	[3] [5] [6] [7] [8] [9] [10] [11]	9.26 18.29 19.99 23.33 19.36 17.38 18.25 15.00 15.43 18.66 15.05 11.75	11/8/2012 10/30/2013 5/18/2014 11/1/2014 11/3/2018 11/2/2019 3/1/2020 8/2/2020 11/1/2020 3/1/2021 8/1/2021 11/1/2021	—	—	63,89413,14,[1][5,16]	719,446

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested[1] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[1] ($)
Benjamin L. Brigeman	14,677 16,782 21,262 57,693 125,349 115,237 76,431 13,577 15,722 16,019	38,413 76,431 40,731 47,166 48,060 63,406 73,996 82,939	[3] [5] [6] [7] [8] [9] [10] [11]	12.50 9.26 18.29 22.41 23.33 19.36 17.38 18.25 15.00 15.43 18.66 15.05 11.75	2/27/2012 11/8/2012 10/30/2013 10/1/2014 11/1/2014 11/3/2018 11/2/2019 3/1/2020 8/2/2020 11/1/2020 3/1/2021 8/1/2021 11/1/2021	—	—	75,54613,14,[15,16]	850,648

James D. McCool	35,436 104,457 96,030 17,985 73,795 13,108 15,179 15,467	32,011 5,996 73,796 39,327 45,540 46,402 59,179 69,063 77,410	[3] [4] [5] [6] [7] [8] [9] [10] [11]	18.29 23.33 19.36 18.49 17.38 18.25 15.00 15.43 18.66 15.05 11.75	10/30/2013 11/1/2014 11/3/2018 12/10/2018 11/2/2019 3/1/2020 8/2/2020 11/1/2020 3/1/2021 8/1/2021 11/1/2021	679[12]	7,646	71,205[13,1][4,15,16]	810,768

Charles R. Schwab	314,670 839,120 839,120 839,120 566,973 487,466 158,133 28,090 32,528 33,144	158,133 84,270 97,584 99,432 126,812 147,992 165,887	[5] [6] [7] [8] [9] [10] [11]	13.12 14.59 16.28 18.23 18.29 23.33 17.38 18.25 15.00 15.43 18.66 15.05 11.75	1/20/2014 9/7/2012 9/7/2012 9/7/2012 10/30/2013 11/1/2014 11/2/2019 3/1/2020 8/2/2020 11/1/2020 3/1/2021 8/1/2021 11/1/2021	—	—	145,59114,[15,16]	1,639,355

(1)	Represents the market value of unvested restricted stock and restricted stock units held as of December 31, 2011 based on the closing price of a share of common stock of $11.26 on December 30, 2011.

(2)	These nonqualified stock options were granted on October 1, 2008 under the 2004 Stock Incentive Plan and vest 15% on the first, second, third and fourth anniversary of the grant date and 40% on the fifth anniversary of the grant date.

(3)	These nonqualified stock options were granted on November 3, 2008 under the 2004 Stock Incentive Plan and vest in four equal annual installments beginning on the first anniversary of the grant date.

(4)	These nonqualified stock options were granted on December 10, 2008 under the 2004 Stock Incentive Plan and vest in four equal annual installments beginning on the first anniversary of the grant date.

(5)	These nonqualified stock options were granted on November 2, 2009 under the 2004 Stock Incentive Plan and vest in four equal annual installments beginning on the first anniversary of the grant date.

(6)	These nonqualified stock options were granted on March 1, 2010 under the 2004 Stock Incentive Plan and vest in four equal annual installments beginning on the first anniversary of the grant date.

(7)	These nonqualified stock options were granted on August 2, 2010 under the 2004 Stock Incentive Plan and vest in four equal annual installments beginning on the first anniversary of the grant date.

(8)	These nonqualified stock options were granted on November 1, 2010 under the 2004 Stock Incentive Plan and vest in four equal annual installments beginning on the first anniversary of the grant date.

(9)	These nonqualified stock options were granted on March 1, 2011 under the 2004 Stock Incentive Plan and vest in four equal annual installments beginning on the first anniversary of the grant date.

(10)	These nonqualified stock options were granted on August 1, 2011 under the 2004 Stock Incentive Plan and vest in four equal annual installments beginning on the first anniversary of the grant date.

(11)	These nonqualified stock options were granted on November 1, 2011 under the 2004 Stock Incentive Plan and vest in four equal annual installments beginning on the first anniversary of the grant date.

(12)	Time-based vesting for these restricted shares is set forth in the table below.

Name	Vesting Date	Number of Shares

Walter W. Bettinger II	10/1/2012	93,015

James D. McCool	12/10/2012	679

(13)	Includes performance-based restricted stock awards that were granted on November 3, 2008 and vest in equal installments of 25% on the first, second, third and fourth anniversary of the grant date. If, however, a corporate performance goal related to revenue growth and pre-tax contribution margin is not met for a performance period, then the associated shares will be forfeited. Vesting for these restricted shares is as follows:

Name	Vesting Date	Number of Shares

Joseph R. Martinetto	11/3/2012	3,130

Benjamin L. Brigeman	11/3/2012	3,913

James D. McCool	11/3/2012	3,261

(14)	Includes performance-based restricted stock unit awards that were granted on November 2, 2009 and vest in increments of 25% on the first, second, third and fourth anniversary of the grant date, provided a performance goal related to return on equity for the one-year performance period ending on each September 30 preceding the vesting date is met. If a performance goal for any one-year performance period is not met, there will be a second opportunity to vest in any unvested restricted stock units at the end of the final performance period, if a performance goal related to the average of the return on equity over the four one-year performance periods is met. Units that have not vested by November 2, 2013 will be forfeited. Incremental vesting for these restricted stock units is as follows:

Name	Vesting Date	Number of Units

Walter W. Bettinger II	11/2/2012 11/2/2013	28,236 28,237

Joseph R. Martinetto	11/2/2012 11/2/2013	5,213 5,213

Benjamin L. Brigeman	11/2/2012 11/2/2013	6,299 6,299

James D. McCool	11/2/2012 11/2/2013	6,082 6,082

Charles R. Schwab	11/2/2012 11/2/2013	13,032 13,033

(15)	Includes performance-based restricted stock unit awards that were granted on November 1, 2010 and vest in increments of 25% on the first, second, third and fourth anniversary of the grant date, provided a performance goal established by the Compensation Committee for each performance period is met. For the performance period ending on September 30, 2012, the performance goal is cumulative return on equity exceeds cumulative cost of equity. The restricted stock units that do not vest based on the performance for the applicable period will be forfeited. Incremental vesting for these restricted stock units is as follows:

Name	Vesting Date	Number of Units

Walter W. Bettinger II	11/1/2012 11/1/2013 11/1/2014	31,564 31,564 31,564

Joseph R. Martinetto	11/1/2012 11/1/2013 11/1/2014	5,827 5,827 5,828

Benjamin L. Brigeman	11/1/2012 11/1/2013 11/1/2014	7,041 7,041 7,042

James D. McCool	11/1/2012 11/1/2013 11/1/2014	6,799 6,798 6,799

Charles R. Schwab	11/1/2012 11/1/2013 11/1/2014	14,568 14,568 14,568

(16)	Includes performance-based restricted stock unit awards that were granted on November 1, 2011 and vest in increments of 25% on the first, second, third and fourth anniversary of the grant date, provided that a performance goal of cumulative return on equity exceeding the cumulative cost of equity preceding the vesting date is met. Any units that do not vest at the conclusion of the corresponding one-year performance period may vest at the conclusion of the fourth one-year period if the performance goal for the four-year period has been met. Any units that do not vest at the end of the fourth one-year period will be forfeited. Incremental vesting for these restricted stock units is as follows:

Name	Vesting Date	Number of Units

Walter W. Bettinger II	11/1/2012 11/1/2013 11/1/2014 11/1/2015	41,070 41,070 41,070 41,070

Joseph R. Martinetto	11/1/2012 11/1/2013 11/1/2014 11/1/2015	8,214 8,214 8,214 8,214

Benjamin L. Brigeman	11/1/2012 11/1/2013 11/1/2014 11/1/2015	9,477 9,478 9,477 9,478

James D. McCool	11/1/2012 11/1/2013 11/1/2014 11/1/2015	8,846 8,846 8,846 8,846

Charles R. Schwab	11/1/2012 11/1/2013 11/1/2014 11/1/2015	18,955 18,956 18,955 18,956

2011 Option Exercises and Stock Vested Table

	OPTION AWARDS		STOCK AWARDS

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[2]

Walter W. Bettinger II	407,918	2,968,146	215,804	3,446,196

Joseph R. Martinetto	131,932	821,858	21,888	290,619

Benjamin L. Brigeman	103,341	577,472	28,212	332,920

James D. McCool	—	—	19,565	235,170

Charles R. Schwab	—	—	27,600	330,088

(1)	The value realized on exercise of stock options as shown in this chart was calculated by subtracting the option exercise price from the market price to obtain the value realized per share, and multiplying the value realized per share by the number of shares acquired upon exercise. The market price for each transaction was determined as follows: If upon exercising nonqualified stock options, the named executive officer sold the shares acquired, the market price was determined to be the sale price. If upon exercising nonqualified stock options, the named executive officer kept the shares acquired, then the market price was determined to be the average of the high and low market price of the company’s common stock on the date of the exercise. If upon exercising incentive stock options, the named executive officer sold the shares acquired, then the market price was determined to be the lesser of the average of the high and low market price of the company’s common stock on the date of the exercise, or the sale price. If upon exercising incentive stock options, the named executive officer kept the shares acquired, then the market price was determined to be the average of the high and low market price of the company’s common stock on the date of the exercise. Accordingly, the amounts in this column may not represent amounts actually realized by the named executive officers.

(2)	Amounts in this column were calculated by multiplying the number of shares acquired on vesting by the average of the high and low market price of the company’s common stock on the vesting date. If the vesting date was a weekend or holiday, the next business day was used to value the shares.

2011 Nonqualified Deferred Compensation Table

Name[1]	Plan	Aggregate Earnings in Last Fiscal Year[2] ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

James D. McCool	DCP2	(22,368)	—	1,219,811

Charles R. Schwab	DCP1	14,974	—	13,056,605	[3]

(1)	Mr. Schwab participates in The Charles Schwab Corporation Deferred Compensation Plan I (DCP1) only, and Mr. McCool participates in The Charles Schwab Corporation Deferred Compensation Plan II (DCP2) only. Mr. Schwab and Mr. McCool made no contributions to the deferred compensation plans in 2011. The company does not make contributions to the deferred compensation plans. Mr. Bettinger, Mr. Brigeman and Mr. Martinetto do not participate in either of the company’s deferred compensation plans.

(2)	The earnings reported in this column are not above-market or preferential and therefore are not reported in the Summary Compensation Table.

(3)	For Mr. Schwab, includes executive contributions of $6,513,138 of annual cash incentives which were previously reported as compensation to Mr. Schwab in the Summary Compensation Tables for prior years (1994 – 1997), and aggregate plan earnings of $6,543,467. Mr. Schwab does not currently defer compensation.

The Charles Schwab Corporation Deferred Compensation Plans

In December 2004, the Compensation Committee adopted the DCP2. Deferrals for income earned prior to January 1, 2005 were made under the DCP1, and all deferrals for income earned after January 1, 2005 were made pursuant to the DCP2. Subject to the terms and conditions set forth in the plans, each eligible participant may elect to defer a portion of amounts earned under the company’s non-equity incentive plans (and in some cases, participants can elect to defer a portion of their base salary). All of a participant’s compensation deferrals are credited to a deferral account maintained for each participant. Amounts credited to deferral accounts are adjusted periodically to reflect earnings and losses (calculated based on the market return of investment options selected by participants that the company makes available under the plans). Investment options available under the plans are similar to those offered under the company’s 401(k) plan, except that the self-directed brokerage feature and the company common stock funds are not available, and two additional funds offering short-term U.S. Treasury securities and inflation-protected U.S. Treasury securities are available. Participants may make investment changes at any time. With certain exceptions, deferral accounts are paid or commence to be paid upon a fixed payment date, as elected by the participant, or the participant’s retirement. Participants may generally elect that payments be made in a single lump sum or in annual installments over a period of four, five, ten or fifteen years. However, payment will be made in a lump sum after a change in control of the company or upon a termination of a participant’s employment for any reason other than retirement.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes information as of December 31, 2011 with respect to equity compensation plans approved and not approved by stockholders (shares in millions):

Securities Authorized for Issuance as of December 31, 2011

PLAN CATEGORY	(A) SHARES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		(B) WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		(C) SHARES AVAILABLE FOR FUTURE ISSUANCE (EXCLUDING SHARES IN COLUMN A)

Equity compensation plans approved by stockholders	63.7	(1)	$16.38	(2)	95.2	(3)

Equity compensation plans not approved by stockholders	3.2	(4)	$10.96	(5)	0

Total	66.9		$16.26		95.2

(1)	Consists of 55,058,019 stock options, 459,756 shares of restricted stock, and 8,144,932 restricted stock units outstanding under the company’s 1992, 2001 and 2004 Stock Incentive Plans.

(2)	The weighted-average exercise price does not take into account awards that have no exercise price such as restricted stock or restricted stock units.

(3)	Consists of 49,984,397 shares (including stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock and performance units) that may be awarded under the 2004 Stock Incentive Plan and 45,212,685 shares that may be purchased under the Employee Stock Purchase Plan (ESPP). An offering period under the ESPP had begun but was not completed as of December 31, 2011 (424,815 shares were subsequently purchased at the end of this offering period).

(4)	Consists of 1,269,417 stock options under the company’s Employee Stock Incentive Plan (ESIP) approved in 1997. Grants under the ESIP were made to employees other than officers and directors and, accordingly, did not require stockholder approval under rules in effect at the time of grant.

In connection with its acquisition of optionsXpress Holdings, Inc. in 2011, the company assumed stock options granted under the optionsXpress Holdings, Inc. 2008 Equity Incentive Plan, 2005 Equity Incentive Plan and 2001 Equity Incentive Plan (the “optionsXpress Plans”). There were 1,625,964 stock options and 306,880 restricted stock units outstanding under the optionsXpress Plans.

(5)	Represents the weighted-average exercise price of options granted under the ESIP. Options granted under the optionsXpress Plans had a weighted-average exercise price of $14.21.

Employee Stock Incentive Plan

The Employee Stock Incentive Plan, which the board approved in 1997, provided for the grant of stock options and restricted stock to employees. No new shares are available for grant under this plan. Options granted under the plan allow employees to purchase shares of common stock at an exercise price of not less than 100% of the fair market value of a share on the grant date. Options become exercisable and expire within the times and upon the events determined by the Compensation Committee or by persons to whom the committee delegates such responsibility. All restricted stock granted under the plan has vested according to the terms of the plan.

PROPOSAL FOUR:

AMENDMENTS TO CERTIFICATE OF INCORPORATION AND BYLAWS

TO DECLASSIFY THE BOARD

The company’s Fifth Restated Certificate of Incorporation provides that the board is divided into three classes of directors, with each class elected every three years. The company’s stockholders approved the election of directors by classes in 1996. Stockholders voted in favor of a classified board at that time to ensure the continuity and stability of the company’s directors and policies, so that a majority of directors at any given time would have prior experience as directors of the company. We believe that our stockholders have benefited from the stability of the classified board structure in light of the economic uncertainty over the past few years.

As part of its ongoing review of corporate governance matters, including a review of the level of support received for the stockholder proposal calling for the annual election of directors submitted last year by the AFSCME Employees Pension Plan, the Nominating and Corporate Governance Committee considered the advantages and disadvantages of maintaining the classified board structure. There are two sides to the argument: some stockholders believe that annual elections may increase accountability of directors because stockholders may evaluate and elect all directors on an annual basis, and the election of directors may be the primary means for stockholders to influence corporate governance policies of the company. Other stockholders may prefer to retain the benefits of the classified board structure, which has a long history in corporate law. A classified structure may allow directors to exercise greater independence on behalf of all stockholders if they do not face annual reelection campaigns, as well as provide continuity and stability in the management of the business and affairs of the company. In some circumstances classified boards may enhance stockholder value by forcing an entity seeking control of the company to initiate discussions at arm’s-length with the board of the company, because the entity cannot replace the entire board in a single election. After considering these interests, the board recommended submitting the proposed amendments to the stockholders regarding the proposed declassification of the board.

The proposed amendments to the Fifth Restated Certificate of Incorporation eliminate the classification of the board over a three-year period and provide for the annual election of all directors beginning at the 2015 annual meeting of stockholders and make certain conforming changes to the Fifth Restated Certificate of Incorporation and the company’s Fourth Restated Bylaws. If approved, the proposed amendments to the certificate of incorporation would become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware, which the company would do promptly after stockholder approval is obtained for the proposed amendments. Board declassification would be phased-in over a three-year period, beginning at the 2013 Annual Meeting of Stockholders as follows:

•

From the effective time of the certificate of amendment until the election of directors at the 2013 annual meeting, the board shall be divided into three classes of directors, Class I, Class II and Class III, with the directors in Class I having a term expiring at the 2013 annual meeting, the directors in Class II having a term expiring at the 2014 annual meeting and the directors in Class III having a term expiring at the 2015 annual meeting.

•

Commencing with the election of directors at the 2013 annual meeting, the board shall be divided into two classes of directors, Class I and Class II, with the directors in Class I having a term that expires at the 2014 annual meeting and the directors in Class II having a term that expires at the 2015 annual meeting. The successors of the directors who, immediately prior to the 2013 annual meeting, were members of Class I (and whose terms expire at the 2013 annual meeting) shall be elected to Class I; the directors who, immediately prior to the 2013 annual meeting, were members of Class II and whose terms were scheduled to expire at the 2014 annual meeting shall become members of Class I; and the directors who, immediately prior to the 2013 annual meeting, were members of Class III and whose terms were scheduled to expire at the 2015 annual meeting shall become members of Class II with a term expiring at the 2015 annual meeting.

•

Commencing with the election of directors at the 2014 annual meeting, there shall be a single class of directors, Class I, with all directors of such class having a term that expires at the 2015 annual meeting. The successors of the directors who, immediately prior to the 2014 annual meeting, were members of Class I (and whose terms expire at the 2014 annual meeting) shall be elected to Class I for a term that expires at the 2015 annual meeting, and the directors who, immediately prior to the 2014 annual meeting, were members of Class II and whose terms were scheduled to expire at the 2015 annual meeting shall become members of Class I with a term expiring at the 2015 annual meeting.

•

From and after the election of directors at the 2015 annual meeting, the board shall cease to be classified and the directors elected at the 2015 annual meeting (and each meeting thereafter) shall be elected for a term expiring at the next annual meeting.

The proposed amendments would not affect the election of the class of directors at this 2012 annual meeting. Beginning with the 2015 annual meeting, all directors will stand for election at each annual meeting for one year terms. The proposed amendments would not change the present number of directors or the board’s authority to change that number and to fill any vacancies or newly created directorships.

Delaware corporate law provides, unless otherwise provided in the certificate of incorporation, that members of a board that is classified may be removed only for cause. At present, because the board is classified, the certificate of incorporation and the bylaws provide that the members of the board are removable only for cause. The proposed amendments provide that, once the board has become declassified in 2015, directors may be removed with or without cause.

The proposed amendments, if passed, also would eliminate the requirement that the affirmative vote of 80% of all outstanding shares of common stock is necessary to amend the provision concerning the annual election of directors once the board is fully declassified.

The certificate of amendment to the certificate of incorporation and the proposed amendments to the bylaws are attached to this proxy statement as Exhibits A and B, respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This table shows common stock that is beneficially owned by the directors, the named executive officers and owners of 5% or more of the outstanding company common stock, as of the close of business on March 19, 2012.

NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
	SHARES OWNED[1]		STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS[2]	TOTAL BENEFICIAL OWNERSHIP[3]	PERCENT OF OUTSTANDING SHARES

Charles R. Schwab		[4]				%

Dodge & Cox		[5]	—			%

PRIMECAP Management Company		[6]	—			%

Nancy H. Bechtle					*

Walter W. Bettinger II		[7]			*

C. Preston Butcher		[8]			*

Frank C. Herringer		[9]			*

Stephen T. McLin		[10]			*

Arun Sarin					*

Paula A. Sneed					*

Roger O. Walther		[1][1]			*

Robert N. Wilson		[1][2]			*

Joseph R. Martinetto					*

Benjamin L. Brigeman					*

James D. McCool		[1][3]			*

Directors and Executive Officers as a Group (17 Persons)[1][4]						%

* Less than 1%

(1)	This column includes:

•

Shares for which the named person has sole voting and investment power, has shared voting and investment power with his or her spouse, or holds in an account under The SchwabPlan Retirement Savings and Investment Plan, and

•	Restricted stock or shares subject to a vesting schedule, performance conditions, forfeiture risk and other restrictions.

This column excludes restricted stock units held by directors under the 2004 Stock Incentive Plan and the Directors’ Deferred Compensation Plans, which do not have voting rights. Under the Directors’ Deferred Compensation Plans, the restricted stock units are converted into shares of common stock and paid in a lump sum by the end of February in the year following a director’s termination of board service. As of March 19, 2012, there are no restricted stock units under the Directors’ Deferred Compensation Plans that are convertible within 60 days. Information on these restricted stock units is contained in the section under “Compensation Information – Director Compensation.”

(2)	Shares that can be acquired through stock option exercises within 60 days of March 19, 2012.

(3)	This column includes the total number of shares beneficially owned, including shares owned and the number of shares underlying stock options exercisable within 60 days of March 19, 2012.

(4)	Includes shares held by Mr. Schwab’s spouse, shares held by family limited partnerships, shares held by 188 Corp, and the following shares for which Mr. Schwab disclaims beneficial ownership: shares held by a nonprofit public benefit corporation established by Mr. Schwab, and shares held in a trust for which Mr. Schwab acts as trustee.

Includes          shares held by investment companies and managed by a wholly-owned subsidiary of the company, over which Mr. Schwab may be deemed to have shared voting and investment power and for which he disclaims beneficial ownership.

Mr. Schwab’s address is c/o The Charles Schwab Corporation, 211 Main Street, San Francisco, California 94105.

(5)

Includes shares held by Dodge & Cox as reported on its Schedule 13G filed with the Securities and Exchange Commission as of December 31, 2011. The address of Dodge & Cox is 555 California Street, 40th Floor, San Francisco, CA 94104.

(6)	Includes shares held by PRIMECAP Management Company as reported on its Schedule 13G filed with the Securities and Exchange Commission as of February 29, 2012. The address of PRIMECAP Management Company is 225 South Lake Avenue, Suite 400, Pasadena, CA 91101.

(7)	Includes shares held by Mr. Bettinger’s spouse.

(8)	Includes shares held by Mr. Butcher’s spouse.

(9)	Includes shares held by Mr. Herringer’s spouse.

(10)	Includes shares held by a nonprofit public benefit corporation established by Mr. McLin, for which he disclaims beneficial ownership.

(11)	Includes shares held by Mr. Walther’s spouse.

(12)	Includes shares held by Mr. Wilson’s spouse as custodian.

(13)	Includes shares held by a nonprofit public benefit corporation established by Mr. McCool, for which he disclaims beneficial ownership.

(14)	In addition to the officers and directors named in this table, three other executive officers are members of this group.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on its records and other information, the company believes that during 2011 all filings with the SEC by its officers, directors and 10% stockholders timely complied with requirements for reporting ownership and changes in ownership of common stock under Section 16(a) of the Securities Exchange Act of 1934.

TRANSACTIONS WITH RELATED PERSONS

Charles R. Schwab, the company’s Chairman, has a daughter, Carolyn (Carrie) Schwab-Pomerantz, who was employed as President of the Charles Schwab Foundation during 2011 (and presently). Ms. Schwab-Pomerantz earned approximately $495,000 in salary, bonus and benefits during 2011. She also received a grant of 5,687 restricted stock units and 15,996 stock options. Ms. Schwab-Pomerantz has been employed by the company for 29 years.

Some directors, executive officers and entities with which they are affiliated have credit transactions with the company’s banking and brokerage subsidiaries, such as mortgage loans, revolving lines of credit or other extensions of credit. These transactions with directors, executive officers and their affiliates are made in the ordinary course of business and to the extent permitted by the Sarbanes-Oxley Act of 2002. Such transactions are on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the lender and do not involve more than the normal risk of collectability or present other unfavorable features.

The company has policies and procedures regarding the review and approval of related-person transactions. Such policies and procedures are in writing and have been approved by the Audit Committee. The transactions covered by the company’s policies and procedures include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which the company participates and the amount involved exceeds $120,000, and a director or executive officer of the company has a direct or indirect material interest. The policies and procedures include transactions where the directors’ and executive officers’ children, stepchildren, parents, stepparents, spouse, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law or members of their household (other than a tenant or employee) have a personal interest.

Any director or executive officer proposing a transaction covered by the company’s related party transaction policies and procedures must notify the company’s compliance department as soon as practicable after becoming aware of the transaction or proposed transaction and must provide a description of all material details and his or her interest in the transaction. The Audit Committee will consider the transaction at its next meeting. The Audit Committee may authorize or ratify the transaction only if the Audit Committee determines that the transaction is fair as to the company as of the time of authorization and in the best interests of the company. The transaction must be approved in good faith by a majority of the disinterested directors on the Audit Committee.

Notice to and approval by the Audit Committee as described above is not required if the transaction involves compensation to an immediate family member of a director or executive officer, and the employment relationship has been approved in good faith by a majority of disinterested members of the Compensation Committee. As in the case of Ms. Schwab-Pomerantz, after initial employment, further approval of the Compensation Committee is not required if the immediate family member is not an executive officer and all compensation and benefits to him or her, including salary increases, bonuses, incentive awards, perquisites, benefits, severance payments, and all other forms of compensation, are made in accordance with the company’s compensation programs, policies and plans.

PROPOSALS FIVE AND SIX:

STOCKHOLDER PROPOSALS

We have been notified that two stockholders intend to present proposals for consideration at the annual meeting. The stockholder proposals and supporting statements appear in italics below, and we present the proposals as they were submitted to us. We recommend that you vote against the two stockholder proposals. Our responses are contained immediately after each proposal.

FIRST STOCKHOLDER PROPOSAL

John C. Liu, Comptroller, City of New York, on behalf of the Boards of Trustees of the New York City Pension Funds, 1 Centre Street, New York, New York 10007, which hold approximately 2,521,608 shares of company stock, has submitted the following proposal for consideration at the annual meeting.

Stockholder Resolution

Resolved, that the shareholders of Charles Schwab (“Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

1.	Policies and procedures for political contributions and expenditures (both direct and indirect) made with corporate funds.

2.	Monetary and non-monetary contributions and expenditures (direct and indirect) used to participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, and used in any attempt to influence the general public, or segments thereof, with respect to elections or referenda. The report shall include:

a.	An accounting through an itemized report that includes the identity of the recipient as well as the amount paid to each recipient of the Company’s funds that are used for political contributions or expenditures as described above; and

b.	The title(s) of the person(s) in the Company responsible for the decision(s) to make the political contributions or expenditures.

The report shall be presented to the board of director or relevant board oversight committee and posted on the Company’s website.

Stockholder’s Statement of Support

As long-term shareholders of Charles Schwab, we support transparency and accountability in corporate spending on political activities. These include any activities considered intervention in any political campaign under the Internal Revenue Code, such as direct and indirect political contributions to candidates, political parties, or political organizations; independent expenditures; or electioneering communications on behalf of federal, state or local candidates.

Disclosure is consistent with public policy, in the best interest of the company and its shareholders, and critical for compliance with federal ethics laws. Moreover, the Supreme Court’s Citizens United decision recognized the importance of political spending disclosure for shareholders when it said “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.” Gaps in transparency and accountability may expose the company to reputational and business risks that could threaten long-term shareholder value.

Charles Schwab Corporation contributed at least $263,000 in corporate funds since the 2002 election cycle. (CQ: http://moneyline.cq.com/pml/home.do and National Institute on Money in State Politics: http://www.followthemoney.org/index.phtml.)

However, relying on publicly available data does not provide a complete picture of the Company’s political spending. For example, the Company’s payments to trade associations used for political activities are undisclosed and unknown. In some cases, even management does not know how trade associations use their company’s money politically. The proposal asks the Company to disclose all of its political spending, including payments to trade associations and other tax exempt organizations for political purposes. This would bring our Company in line with a growing number of leading companies, including Exelon, Merck and Microsoft that support political disclosure and accountability and present this information on their websites.

The Company’s Board and its shareholders need comprehensive disclosure to be able to fully evaluate the political use of corporate assets. Thus, we urge your support for this critical governance reform.

Board of Directors’ Recommendation Against and Statement of Opposition to the First Stockholder
Proposal

The Charles Schwab Corporation does not make contributions with corporate funds to candidates for public office, political parties, or candidate campaign committees.

The company may make contributions to local organizations that are organized as political action committees and benefit the communities in which the company does business. Such contributions are overseen by the Office of Legislative and Regulatory Affairs and reviewed by the Audit Committee of the Board of Directors annually.
These corporate contributions are subject to public reporting in accordance with applicable law.

We recommend a vote against the first stockholder proposal.

SECOND STOCKHOLDER PROPOSAL

Norges Bank, P.O. Box 1179 Sentrum, 0107 Oslo, Norway, which holds more than $2,000 of shares of company stock, has submitted the following proposal for consideration at the annual meeting.

Stockholder Resolution

The Corporation’s Bylaws are hereby amended as follows:

The following shall be added as Section 2.11:

Proxy Access:

The Corporation shall include in its proxy materials for a meeting of Stockholders at which any director is to be elected the name, together with the Disclosure and Statement (both defined below), of any person nominated for election to the Board of Directors by a Stockholder or group thereof that satisfied the requirements of this Section (the “Nominator”), and allow Stockholders to vote with respect to such nominee on the Corporation’s proxy card. Each Nominator may designate nominees representing up to 25% of the total number of the Corporation’s directors.

To be eligible to make a nomination, a Nominator must:

(a)	have beneficially owned 1% or more of the Corporation’s outstanding common stock (the “Required Shares”) continuously for 1 year prior to the submission of its nomination, and shall represent that it intends to hold the Required Shares through the date of the meeting;

(b)	provide written notice received by the Corporation’s Secretary in the form required and within the time period specified in section 2.06(a)(ii)(A) of the bylaws containing: (i) with respect to the nominee, the information required under 2.06(a)(ii)(A) (the “Disclosure”); and (ii) with respect to the Nominator, proof of ownership of the Required Shares in satisfaction of SEC Rule 14a-8; and

(c)	execute an undertaking that it agrees: (i) to assume all liability for any violation of law or regulation arising out of the Nominator’s communications with Stockholders, including the Disclosure; and (ii) to the extent it uses soliciting material other than the Corporation’s proxy materials, to comply with all laws and regulations relating thereto.

The Nominator shall have the option to furnish a statement, not to exceed 500 words, in support of each nominee’s candidacy (the “Statement(s)”), at the time the Disclosure is submitted to the Corporation’s Secretary. The board of directors shall adopt a procedure for timely resolving disputes over whether notice was timely given and whether the Disclosure and Statements(s) comply with this Section and the rules under the Exchange Act.

The following shall be added at the end of Section 3.03:

Notwithstanding the foregoing, the total number of directors elected at any meeting may include candidates nominated under the procedures set forth in Section 2.11 representing no more than 25% of the total number of the Corporation’s directors.

Stockholder’s Statement of Support

Shareholders’ right to nominate board candidates is a fundamental principle of good corporate governance and board accountability.

This proposal would enable shareholders to nominate candidates for election as directors, subject to reasonable limitations, including a 1% / 1 year holding requirement for nominators, permitting nominators to nominate no more than 25% of the company’s directors, and providing that, in any election, candidates nominated by shareholders under this procedure can be elected to fill no more than 25% of the Board seats.

For more information see http://www.nbim.no/CharlesSchwabProxyAccessProposal

Please vote FOR this proposal.

Board of Directors’ Recommendation Against and Statement of Opposition to the Second Stockholder
Proposal

This proposal is submitted as a binding amendment to the company’s bylaws and would allow a potentially unlimited number of stockholders or bloc of stockholders holding as low as one percent of the company’s common stock for as little as one year each to nominate up to 25% of the total number of directors for election each year. While the proposal limits the election of these directors nominated by these stockholders to 25% of the total number of directors in any year, our board is currently divided into three classes and each class is elected once every three years. If our proposal to declassify the board and have all directors elected annually does not pass, this proposal could result (at a rate of 25% each year) in the possible election of up to 75% of directors nominated by these stockholders over the course of three years. We believe that directors need to be responsible for the long-term interests of all stockholders. This proposal, however, allows certain stockholders representing special interests, and who may only have a short-term view, elect a significant number of directors and potentially control the board.

The proposal, as written, is inconsistent with the provisions of the bylaws that already address requirements that a stockholder or group of stockholders must meet in order to be eligible to nominate persons for election to the board. Section 2.06 of the bylaws currently sets forth the requirements that stockholders must meet to nominate persons for election to the board. The proposal, without addressing each of the requirements in Section 2.06, purports to set forth different (and potentially fewer) requirements in Section 2.11 that stockholders must meet to nominate persons for election to the board. For example, Section 2.06 requires that the beneficial owner of company stock on whose behalf a director nomination is made disclose to the company the number of shares of the company’s stock owned beneficially and of record by such beneficial owner, while the proposal requires that the Nominator (as defined in the proposal) disclose to the company only that the Nominator has held one percent or more of the company’s common stock for one year prior to submitting the nomination.

In addition, candidates nominated under the proposed procedures would bypass the process carefully established by the board’s Nominating and Corporate Governance Committee to screen for quality, complementary candidates capable of making informed decisions on behalf of all stockholders.

This binding proposal is inconsistent with procedures already set forth in our bylaws. We believe that its operation favors the short-term interests of a few rather than the long-term interests of all stockholders.

We recommend that you vote against this proposal.

INFORMATION ABOUT VOTING PROCEDURES

How is my vote counted?

You may vote either “for” or “against” or “abstain” from voting on each director nominee, the ratification of the selection of independent auditors, the advisory approval of named executive officer compensation, the proposal to amend the certificate of incorporation and bylaws to declassify the board, and on the two stockholder proposals. If you abstain from voting on any director nominee, the abstention will not count as a vote cast on the proposal to elect that director. If you abstain from voting on the ratification of the selection of independent auditors, the advisory approval of named executive officer compensation, the proposal to amend the certificate of incorporation and bylaws to declassify the board, or the two stockholder proposals, it will have the same effect as a vote “against” that proposal.

If you provide your voting instructions on your proxy, your shares will be voted as you instruct, and according to the best judgment of Charles R. Schwab, Walter W. Bettinger II and Carrie E. Dwyer if a proposal comes up for a vote at the meeting that is not on the proxy.

If you do not indicate a specific choice on the proxy you submit for one or more proposals, your shares will be voted (with respect to the proposal or proposals on which you do not vote):

•	for the three named nominees for directors,

•	for the ratification of the selection of independent auditors,

•	for the advisory approval of named executive officer compensation,

•	for the approval of amendments to the certificate of incorporation and bylaws to declassify the board,

•	against the stockholder proposal on political contributions,

•	against the stockholder proposal regarding proxy access, and

•	according to the best judgment of Mr. Schwab, Mr. Bettinger and Ms. Dwyer if a proposal comes up for a vote at the meeting that is not on the proxy.

How will my shares be voted if other business is presented at the annual meeting?

We know of no business other than the proposals contained in the proxy statement to be considered at the meeting. However, if other matters are properly presented at the meeting, or at any adjournment or postponement of the meeting, and you have properly submitted your proxy, then Mr. Schwab, Mr. Bettinger and Ms. Dwyer will vote your shares on those matters according to their best judgment.

What if I change my mind after I submit my proxy?

You may revoke your proxy and change your vote by:

•	signing a proxy card with a later date and returning it before the polls close at the meeting,

•	voting by telephone or on the internet before 12:00 p.m., Central Time, on May 16, 2012, or

•	voting at the meeting.

How many votes must the director nominees receive to be elected as directors?

A director must receive more “for” than “against” votes to be elected as a director. If a director does not receive more “for” than “against” votes, the director may be eligible under Delaware law to continue to serve a “holdover” term until the next annual meeting of stockholders. However, in the event that a director does not receive more “for” than “against” votes, our corporate governance guidelines provide that the Nominating and Corporate Governance Committee shall meet within 90 days after the final certification of the vote and evaluate the director’s continued service for a holdover term. Under the guidelines, the Nominating and Corporate Governance Committee should consider the following:

•	the reasons for the director’s failure to receive an affirmative majority of votes,

•	the director’s qualifications and skills and contributions to the board and board committees,

•	the effect on board composition without the director’s continued service during the holdover term on the board or board committees,

•	whether there are qualified candidates to fill a vacancy if the affected director immediately resigned from the board or board committees, and

•	the guidelines for considering director candidates established by the Nominating and Corporate Governance Committee.

In making its evaluation, the Nominating and Corporate Governance Committee may determine that:

•	the director should continue to serve a holdover term on the board,

•	the director should continue service on the board for a predetermined period (but less than a full holdover term),

•	the director should continue service on the board for a holdover term or predetermined period but resign from one or more board committees, or

•	the director should immediately resign from the board.

If the Nominating and Corporate Governance Committee determines that the affected director should resign from the board or one or more board committees, the director will be expected to submit his or her resignation immediately upon such determination. The Nominating and Corporate Governance Committee’s determination, including the reasons for such determination, will be publicly disclosed on a Form 8-K filed with the Securities and Exchange Commission.

What happens if a director nominee is unable to stand for election?

The board may reduce the number of directors or select a substitute nominee. In the latter case, if you have submitted your proxy, Mr. Schwab, Mr. Bettinger and Ms. Dwyer can vote your shares for a substitute nominee. They cannot vote for more than three nominees.

How many votes are needed for the ratification of independent auditors and the advisory approval of named executive officer compensation?

The ratification of independent auditors and the advisory approval of named executive officer compensation will be approved if a majority of the shares present at the meeting in person or by proxy and entitled to vote on the proposal vote for approval.

How many votes are needed for the amendments to the certificate of incorporation and bylaws to declassify the board?

The proposal to amend the certificate of incorporation and bylaws to declassify the board will be approved if 80% of all outstanding common shares vote for approval.

How many votes are needed for the two stockholder proposals?

The stockholder proposal regarding political contributions will be approved if a majority of the shares present at the meeting in person or by proxy and entitled to vote on the proposal vote for approval.

The stockholder proposal regarding proxy access introduces a bylaw amendment that proposes nomination procedures different from and inconsistent with Section 2.06 of the bylaws. Article Fifth of the company’s Fifth Restated Certificate of Incorporation requires a vote of 80% of all outstanding common shares to approve an amendment inconsistent with Section 2.06 of the bylaws. The stockholder proposal regarding proxy access will be approved if 80% of all outstanding common shares vote for approval.

What is a “broker non-vote”?

A broker non-vote occurs when a brokerage firm holding shares in street name for a beneficial owner does not vote on a proposal because the broker has not received instructions from the beneficial owner and does not have discretionary voting power with respect to the proposal.

What is the effect of not providing voting instructions if my shares are held in street name?

Brokerage firms have authority to vote clients’ unvoted shares on some “routine” matters. When a brokerage firm votes its clients’ unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting. A brokerage firm cannot vote clients’ unvoted shares on non-routine matters, which results in a broker non-vote. A broker non-vote will be treated as not being entitled to vote on the proposal and will not be counted for purposes of determining whether the proposal has been approved.

The company’s proposal to ratify the selection of independent auditors is considered a routine matter, but the election of directors, the advisory approval of named executive officer compensation, the proposal to amend the certificate of incorporation and bylaws to declassify the board, and the stockholder proposals are not.

As a brokerage firm, Charles Schwab & Co., Inc. may vote its clients’ unvoted shares on routine matters. However, as the company’s subsidiary, when it is voting on company proposals, it can vote unvoted company shares held in brokerage accounts only in the same proportion as all other stockholders vote.

If you have a stockbroker or investment advisor, they may be able to vote your shares depending on the terms of the agreement you have with them.

What is the effect of not submitting my proxy if my shares are held in a retirement plan?

A purchasing agent under a retirement plan may be able to vote a participant’s unvoted shares. For example, if you are a participant in The SchwabPlan Retirement Savings and Investment Plan, the plan’s purchasing agent, under certain circumstances, can vote your shares. Specifically, the purchasing agent will vote shares you hold under the Employee Stock Ownership Plan (ESOP) component of The SchwabPlan Retirement Savings and Investment Plan if the purchasing agent does not receive voting instructions from you. The purchasing agent will vote your unvoted shares held under the ESOP component of the overall plan in the same proportion as all other plan participants vote their shares held under the ESOP component of the overall plan.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete and submit all proxies to ensure that all your shares are voted.

Unless you need multiple accounts for specific purposes, it may be less confusing if you consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential by our transfer agent and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find voting results of the meeting?

We will announce preliminary voting results at the annual meeting. We will announce the final results on a Form 8-K following the annual meeting. You may access a copy electronically on our website at www.aboutschwab.com/investor by clicking on “Financials & SEC Filings” or through the SEC’s electronic data system at www.sec.gov. You also may obtain a copy by contacting our Investor Relations Hotline at (415) 667-1959.

Voting results are tabulated and certified by our transfer agent, Wells Fargo Bank, N.A.

INFORMATION ABOUT THE PROXY STATEMENT AND PROPOSALS

Who pays the cost for proxy solicitation?

The company is paying for distributing and soliciting proxies. As a part of this process, the company reimburses brokers, nominees, fiduciaries and other custodians for reasonable fees and expenses in forwarding proxy materials to stockholders.

The company has retained D.F. King & Co., Inc. to act as proxy solicitor in conjunction with the annual meeting at an estimated fee of $12,500 plus reasonable out of pocket expenses. Employees of the company or its subsidiaries may solicit proxies through mail, telephone, the internet or other means. Employees do not receive additional compensation for soliciting proxies.

How do I submit a stockholder proposal for next year’s annual meeting?

If you want us to consider including a proposal in our proxy statement next year, you must deliver it to the Corporate Secretary at the company’s principal executive office no later than November 30, 2012. The company’s bylaws contain specific procedural requirements regarding a stockholder’s ability to nominate a director or submit a proposal to be considered at a meeting of stockholders. The bylaws are available on our website at www.aboutschwab.com/governance. In addition, you may obtain a copy of our bylaws by contacting the Assistant Corporate Secretary at the address in the “Corporate Governance Information” section of this proxy statement.

For next year’s annual meeting of stockholders, the persons appointed by proxy to vote stockholders’ shares will vote those shares according to their best judgment on any stockholder proposal the company receives after March 18, 2013.

What is “householding”?

“Householding” means that we deliver a single set of proxy materials to households with multiple stockholders, provided such stockholders give their affirmative or implied consent and certain other conditions are met.

Some households with multiple stockholders already may have provided the company with their affirmative consent or given a general consent to householding. We will provide only one set of proxy materials to each such household, unless we receive contrary instructions.

We will promptly deliver separate copies of our proxy statement and annual report at the request of any stockholder who is in a household that participates in the householding of the company’s proxy materials. You may call the Assistant Corporate Secretary at (415) 667-9979 or send your request to the Assistant Corporate Secretary at the address in the “Corporate Governance Information” section of this proxy statement.

If you currently receive multiple copies of the company’s proxy materials and would like to participate in householding, please contact the Assistant Corporate Secretary.

By Order of the Board of Directors,

CARRIE E. DWYER
EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY

MARCH 30, 2012 SAN FRANCISCO, CALIFORNIA

EXHIBIT A

PROPOSED AMENDMENT

TO THE

FIFTH RESTATED CERTIFICATE OF INCORPORATION

OF

THE CHARLES SCHWAB CORPORATION

The Certificate of Incorporation is hereby amended by deleting Articles FIFTH, SIXTH and TWELFTH, and inserting in lieu thereof a new Article FIFTH, SIXTH and TWELFTH to read as follows:

FIFTH. The Bylaws of the Corporation may be made, altered, amended, or repealed, and new Bylaws may be adopted, by the Board of Directors at any regular or special meeting by the affirmative vote of a majority of those directors present at any meeting of the directors; subject, however, to the right of the stockholders to alter, amend or repeal any Bylaws made or amended by the directors. Notwithstanding the foregoing, Sections 2.06, 2.10, 3.02(a), 3.02(b)(1), 3.02(b)(2), 3.02(b)(3), 3.02(c), 3.05, 3.06 and 8.04 of the Corporation’s Bylaws may not be amended, altered or repealed, nor may any provision inconsistent with such Sections be adopted, except by the affirmative vote of the holders of no less than 80% of the total voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

SIXTH.

(A)	Except as otherwise fixed by or pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the directors of the Board of the Corporation shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies.

(B)	Subject to the rights of the holders of preferred stock to elect directors:

1.	From the effectiveness of this Article SIXTH filed with the Secretary of State of the State of Delaware until the election of directors at the 2013 annual meeting of stockholders (each annual meeting of stockholders an “Annual Meeting”), pursuant to Section 141(d) of the General Corporation Law of the State of Delaware, the Board shall be divided into three classes of directors, Class I, Class II and Class III (each class as nearly equal in number as possible), with the directors in Class I having a term expiring at the 2013 Annual Meeting, the directors in Class II having a term expiring at the 2014 Annual Meeting and the directors in Class III having a term expiring at the 2015 Annual Meeting, and directors in each class may be removed only with cause pursuant to Section D of this Article Sixth.

2.	Commencing with the election of directors at the 2013 Annual Meeting, pursuant to Section 141(d) of the General Corporation Law of the State of Delaware, the Board shall be divided into two classes of directors, Class I and Class II, with the directors in Class I having a term that expires at the 2014 Annual Meeting and the directors in Class II having a term that expires at the 2015 Annual Meeting, and directors in each class may be removed only with cause pursuant to Section D of this Article Sixth. The successors of the directors who, immediately prior to the 2013 Annual Meeting, were members of Class I (and whose terms expire at the 2013 Annual Meeting) shall be elected to Class I; the directors who, immediately prior to the 2013 Annual Meeting, were members of Class II and whose terms were scheduled to expire at the 2014 Annual Meeting shall become members of Class I; and the directors who, immediately prior to the 2013 Annual Meeting, were members of Class III and whose terms were scheduled to expire at the 2015 Annual Meeting shall become members of Class II with a term expiring at the 2015 Annual Meeting.

3.	Commencing with the election of directors at the 2014 Annual Meeting, pursuant to Section 141(d) of the General Corporation Law of the State of Delaware, there shall be a single class of directors, Class I, with all directors of such class having a term that expires at the 2015 Annual Meeting, and all such directors may be removed only with cause pursuant to Section D of this Article Sixth. The successors of the directors who, immediately prior to the 2014 Annual Meeting, were members of Class I (and whose terms expire at the 2014 Annual Meeting) shall be elected to Class I for a term that expires at the 2015 Annual Meeting, and the directors who, immediately prior to the 2014 Annual Meeting, were members of Class II and whose terms were scheduled to expire at the 2015 Annual Meeting shall become members of Class I with a term expiring at the 2015 Annual Meeting.

4.	From and after the election of directors at the 2015 Annual Meeting, the Board shall cease to be classified as provided in Section 141(d) of the General Corporation Law of the State of Delaware, and the directors elected at the 2015 Annual Meeting (and each Annual Meeting thereafter) shall be elected for a term expiring at the next Annual Meeting and may be removed with or without cause pursuant to Section D of this Article Sixth.

(C)	In the event of any increase or decrease in the authorized number of directors at any time during which the Board of Directors is divided into a class or classes:

1.	Each director then serving shall nevertheless continue as a director of the class of which he is a member until the expiration of his term or his prior death, retirement, resignation or removal; and

2.	Except to the extent that an increase or decrease in the authorized number of directors occurs in connection with the rights of holders of preferred stock to elect additional directors, the newly created or eliminated directorships resulting from any increase or decrease shall be apportioned by the Board of Directors among the class or classes so as to keep the number of directors in each class as nearly equal as possible.

(D)	Notwithstanding the provisions of Paragraphs B and C of this Article SIXTH, each director shall serve until his successor is elected and qualified or until his death, retirement, resignation or removal. Except as may otherwise be provided pursuant to Article FOURTH hereof with respect to any rights of holders of preferred stock, a director may be removed only by the affirmative vote of the stockholders holding at least 80% of the capital stock entitled to vote for the election of directors.

(E)	Subject to applicable law and except as otherwise provided for or fixed by or pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors of the Corporation shall shorten the term of any incumbent director.

(F)

During any period when the holders of any series of preferred stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article FOURTH hereof, then upon commencement and for the duration of the period during which such right continues (i) the then otherwise total and authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such preferred stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of preferred stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly.

(G)	Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the Bylaws of the Corporation.

TWELFTH.

(A)	This Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provisions contained herein, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law, and all rights, preferences, and privileges of whatsoever nature conferred upon shareholders, directors, or any other person whomsoever by or pursuant to the Restated Certificate of Incorporation in its present form or as hereafter are granted, subject to the rights reserved in this Article TWELFTH.

(B)	In addition to any requirements of law and any other provisions hereof (and notwithstanding the fact that approval by a lesser vote may be permitted by law or any other provision hereof), the affirmative vote of the holders of 80% or more of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article TWELFTH or Articles FIFTH, NINTH, TENTH, ELEVENTH, and paragraphs A, B(1), B(2), B(3), C, D, E, F and G of Article SIXTH hereof.

EXHIBIT B

PROPOSED AMENDMENT

TO THE

FOURTH RESTATED BYLAWS

OF

THE CHARLES SCHWAB CORPORATION

Pursuant to Article VIII, Section 8.04 of the Fourth Restated Bylaws

1. Article III, Section 3.02 of the Fourth Restated Bylaws of the Corporation is hereby amended and restated to read in its entirety as set forth below:

Section 3.02. Number, Election and Terms.

(a)	Except as otherwise fixed by or pursuant to the provisions of Article FOURTH of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the directors of the Board of the Corporation shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies.

(b)	Subject to the rights of the holders of preferred stock to elect directors:

1.	From the effectiveness of Article SIXTH of the Certificate of Incorporation filed with the Secretary of State of the State of Delaware until the election of directors at the 2013 annual meeting of stockholders (each annual meeting of stockholders an “Annual Meeting”), pursuant to Section 141(d) of the General Corporation Law of the State of Delaware, the Board shall be divided into three classes of directors, Class I, Class II and Class III (each class as nearly equal in number as possible), with the directors in Class I having a term expiring at the 2013 Annual Meeting, the directors in Class II having a term expiring at the 2014 Annual Meeting and the directors in Class III having a term expiring at the 2015 Annual Meeting, and directors in each class may be removed only with cause pursuant to Section 3.05 of this Article III and Section D of Article Sixth of the Certificate of Incorporation.

2.	Commencing with the election of directors at the 2013 Annual Meeting, pursuant to Section 141(d) of the General Corporation Law of the State of Delaware, the Board shall be divided into two classes of directors, Class I and Class II, with the directors in Class I having a term that expires at the 2014 Annual Meeting and the directors in Class II having a term that expires at the 2015 Annual Meeting, and directors in each class may be removed only with cause pursuant to Section 3.05 of this Article III and Section D of Article Sixth of the Certificate of Incorporation. The successors of the directors who, immediately prior to the 2013 Annual Meeting, were members of Class I (and whose terms expire at the 2013 Annual Meeting) shall be elected to Class I; the directors who, immediately prior to the 2013 Annual Meeting, were members of Class II and whose terms were scheduled to expire at the 2014 Annual Meeting shall become members of Class I; and the directors who, immediately prior to the 2013 Annual Meeting, were members of Class III and whose terms were scheduled to expire at the 2015 Annual Meeting shall become members of Class II with a term expiring at the 2015 Annual Meeting.

3.

Commencing with the election of directors at the 2014 Annual Meeting, pursuant to Section 141(d) of the General Corporation Law of the State of Delaware, there shall be a single class of directors, Class I, with all directors of such class having a term that expires at the 2015 Annual Meeting, and all such directors may be removed only with cause pursuant to Section 3.05 of this Article III and Section D of Article Sixth of the Certificate of Incorporation. The successors of the directors who, immediately prior to the 2014 Annual Meeting, were members of Class I (and whose terms expire at the 2014 Annual Meeting) shall be elected to Class I for a term that expires at the 2015 Annual Meeting, and the directors who, immediately prior to the 2014 Annual Meeting, were members of Class II and whose terms were scheduled to expire at the 2015 Annual Meeting shall become members of Class I with a term expiring at the 2015 Annual Meeting.

4.	From and after the election of directors at the 2015 Annual Meeting, the Board shall cease to be classified as provided in Section 141(d) of the General Corporation Law of the State of Delaware, and the directors elected at the 2015 Annual Meeting (and each Annual Meeting thereafter) shall be elected for a term expiring at the next Annual Meeting and may be removed with or without cause pursuant to Section 3.05 of this Article III and Section D of Article Sixth of the Certificate of Incorporation.

(c)	In the event of any increase or decrease in the authorized number of directors at any time during which the Board of Directors is divided into a class or classes:

1.	Each director then serving shall nevertheless continue as a director of the class of which he is a member until the expiration of his term or his prior death, retirement, resignation or removal; and

2.	Except to the extent that an increase or decrease in the authorized number of directors occurs in connection with the rights of holders of preferred stock to elect additional directors, the newly created or eliminated directorships resulting from any increase or decrease shall be apportioned by the Board of Directors among the class or classes so as to keep the number of directors in each class as nearly equal as possible.

2. Article III, Section 3.05 of the Fourth Restated Bylaws of the Corporation is hereby amended and restated to read in its entirety as set forth below:

Section 3.05. Removal. Notwithstanding the provisions of Section 3.02(b)-(c) of these Bylaws or the provisions of paragraphs B and C of Article SIXTH of the Certificate of Incorporation, each director shall serve until his successor is elected and qualified or until his death, retirement, resignation or removal. Except as may otherwise be provided pursuant to Article FOURTH of the Certificate of Incorporation with respect to any rights of holders of preferred stock, a director may be removed only by the affirmative vote of the stockholders holding at least 80% of the capital stock entitled to vote for the election of directors.

3. Article III, Section 3.06 of the Fourth Restated Bylaws of the Corporation is hereby amended and restated to read in its entirety as set forth below:

Section 3.06. Vacancies.

(a)	Subject to applicable law and except as otherwise provided for or fixed by or pursuant to the provisions of Article FOURTH of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors of the Corporation shall shorten the term of any incumbent director.

(b)

During any period when the holders of any series of preferred stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article FOURTH of the Certificate of Incorporation, then upon commencement and for the duration of the period during which such right continues (i) the then otherwise total and authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such preferred stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of preferred stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly.

4. Article VIII, Section 8.04 of the Fourth Restated Bylaws of the Corporation is hereby amended and restated to read in its entirety as set forth below:

Section 8.04 Amendments. These Bylaws may be altered, amended or repealed at any meeting of the Board or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board, in a notice given not less than two days prior to the meeting; provided, however, that, in the case of amendments by stockholders, notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, the Certificate of Incorporation or these Bylaws, the affirmative vote of the holders of at least 80% of the total voting power of all the then outstanding shares of Voting Stock of the Corporation, voting together as a single class, shall be required to alter, amend or repeal this Section 8.04 or any provision of Sections 2.06, 2.10, 3.02(a), 3.02(b)(1), 3.02(b)(2), 3.02(b)(3), 3.02(c), 3.05 and 3.06 of these Bylaws.

211 Main Street

San Francisco, CA 94105

(415) 667-7000

www.schwab.com

www.aboutschwab.com

LGL-13902-13 (3/12)

Charles SCHWAB CORPORATION The Board of Directors Recommends a Vote “FOR” Proposals 1(a) through 1(c), 2, 3 and 4,

and “AGAINST” Proposals 5 and 6. Election of directors: FOR AGAINST ABSTAIN

1(a) Nancy H. Bechtle 1(b) Walter W. Bettinger II 1(c) C. Preston Butcher 2. Ratification of independent auditors For Against Abstain 3. Advisory approval of named executive officer compensatio For Against Abstain 4. Approval of amendment to the Certificate of Incorporation and Bylaws to declassify the Board For Against Abstain 5. Stockholder poposal regarding political contributions For Against Abstain 6. Stockholder proposal to amend Bylaws regarding proxy access For Against Abstain

WHEN THIS PROXY IS PROPERLY EXECUTED YOUR SHARES WILL BE VOTED: (1) AS DIRECTED; (2) IF NO DIRECTION IS GIVEN: FOR PROPOSALS 1(a) THROUGH 1(c), 2, 3 AND 4, AND AGAINST PROPOSALS 5 AND 6; AND (3) ACCORDING TO THE BEST JUDGMENT OF CHARLES R. SCHWAB, WALTER W. BETTINGER II AND/OR CARRIE E. DWYER IF ANY OTHER MATTER COMES BEFORE THE ANNUAL MEETING FOR A VOTE.

Date Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees,

administrators, etc., should include title and authority.

Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

COMPANY

Please fold here Do not separate

TO VOTE BY INTERNET OR

TELEPHONE, SEE REVERSE SIDE

OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

Address Change Mark box, sign, and indicate changes below:

Shareowner Services

P.O. Box 64945

St. Paul, MN 55164-0945

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 17, 2012

2:00 p.m. (Pacific Time)

211 Main Street

San Francisco, CA 94105

The Annual Meeting of Stockholders also will be hosted as a virtual event via the Internet.

To attend the meeting via the Internet, visit www.schwabevents.com/corporation.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be held on May 17, 2012:

The proxy statement and annual report to security holders are available in the “Investor Relations” section of our web site at www.aboutschwab.com.

Charles SCHWAB CORPORATION 211 Main Street

San Francisco, CA 94105 proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 17, 2012.

The shares of stock you hold in your account, as well as any shares you hold under The Charles Schwab

Corporation Dividend Reinvestment Plan, Employee Stock Purchase Plan and/or The SchwabPlan Retirement

Savings and Investment Plan will be voted as you specify on the reverse side.

If you sign and return your proxy card and no choice is specified, your shares will be voted “FOR”

Proposals 1(a) through 1(c), 2, 3 and 4, and “AGAINST” Proposals 5 and 6.

By signing the proxy, you revoke all prior proxies and appoint Charles R. Schwab, Walter W. Bettinger II and/or

Carrie E. Dwyer with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET PHONE MAIL

www.eproxy.com/schw 1-800-560-1965 Mark, sign and date your proxy

Use the Internet to vote your proxy Use a touch-tone telephone to card and return it in the until 12:00 p.m. (CT) on vote your proxy until 12:00 p.m. (CT) postage-paid envelope provided.

May 16, 2012. on May 16, 2012.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.